
                                                                EXHIBIT 10(Q)(1)

                           CONVERTIBLE LOAN AGREEMENT

                               DATED JUNE 28, 2001

                                  BY AND AMONG

                           COVER-ALL TECHNOLOGIES INC.

                                   AS BORROWER

                                       AND

                    RENAISSANCE US GROWTH & INCOME TRUST PLC

                                       AND

                      BFSUS SPECIAL OPPORTUNITIES TRUST PLC

                                    AS LENDER

                                       AND

                         RENAISSANCE CAPITAL GROUP, INC.

                             AS AGENT FOR THE LENDER
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                                TABLE OF CONTENTS
                                                                                       Page
ARTICLE I. - DEFINITION OF TERMS ...................................................    1
Section 1.01 Definitions ...........................................................    1
Section 1.02 Other Definition Provisions ...........................................    7
ARTICLE II. - LOAN PROVISIONS ......................................................    8
Section 2.01 The Loan ..............................................................    8
Section 2.02 Use of Proceeds .......................................................    8
Section 2.03 Interest Rate and Interest Payments ...................................    8
Section 2.04 Maturity ..............................................................    8
Section 2.05 Mandatory Principal Repayment .........................................    9
Section 2.06 Redemption ............................................................    9
Section 2.07 Conversion ............................................................    9
Section 2.08 Fees and Expenses .....................................................    9
Section 2.09 Finder's Fees .........................................................    9
Section 2.10 Taxes .................................................................    9
Section 2.11 Subsidiary Guaranty, Security Agreements and Pledge Agreement .........   10
ARTICLE III.  - CONDITIONS PRECEDENT ...............................................   10


Section 3.01 Document Requirements .................................................   10
Section 3.02 Other Conditions ......................................................   11
ARTICLE IV. - REPRESENTATIONS AND WARRANTIES OF BORROWER ...........................   12


Section 4.01 Organization and Good Standing ........................................   12
Section 4.02 Authorization and Power ...............................................   12
Section 4.03 No Conflicts or Consents ..............................................   12
Section 4.04 Enforceable Obligations ...............................................   12
Section 4.05 No Liens ..............................................................   13
Section 4.06 Financial Condition ...................................................   13
Section 4.07 No Default ............................................................   13
Section 4.08 Material Agreements ...................................................   13
Section 4.09 No Litigation .........................................................   14
Section 4.10 Taxes .................................................................   14
Section 4.11 Capitalization ........................................................   14
Section 4.12 Use of Proceeds .......................................................   14
Section 4.13 Employee Matters ......................................................   15
Section 4.14 Employee Benefit Plans ................................................   15
Section 4.15 Compliance with Laws ..................................................   15
Section 4.16 Licenses and Permits ..................................................   16
Section 4.17 Contracts .............................................................   16
Section 4.18 Shares Issuable Upon Conversion .......................................   16
Section 4.19 Insider ...............................................................   16
Section 4.20 Subsidiaries ..........................................................   17
Section 4.21 Casualties ............................................................   17
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
Section 4.22 Investment Company Act ................................................   17
Section 4.23 Sufficiency of Capital ................................................   17
Section 4.24 Corporate Names .......................................................   17
Section 4.25 Insurance .............................................................   18
Section 4.26 Intellectual Property .................................................   18
Section 4.27 Real Property .........................................................   18
Section 4.28 Environmental .........................................................   19
Section 4.29 Survival of Representations and Warranties ............................   20
Section 4.30 Full Disclosure .......................................................   20
ARTICLE IVA. - REPRESENTATIONS AND WARRANTIES OF THE LENDER ........................   21

Section  4A.01 Organization and Standing ...........................................   21
Section 4A.02 Authorization and Performance of this Agreement ......................   21
Section 4A.03 Investment Representations ...........................................   21
ARTICLE V. - AFFIRMATIVE COVENANTS OF BORROWER .....................................   21


Section 5.01 Financial Statements, Reports and Documents ...........................   22

Section 5.02 Preparation of Budgets ................................................   23
Section 5.03 Payment of Taxes and Other Indebtedness ...............................   23
Section 5.04 Maintenance of Existence and Rights; Conduct of Business ..............   23
Section 5.05 SEC Filings ...........................................................   23
Section 5.06 Notice ................................................................   24
Section 5.07 Compliance with Loan Documents ........................................   24
Section 5.08 Compliance with Material Agreements ...................................   24
Section 5.09 Operations and Properties .............................................   24
Section 5.10 Books and Records; Access .............................................   24
Section 5.11 Compliance with Law ...................................................   24
Section 5.12 Insurance .............................................................   25
Section 5.13 Authorizations and Approvals ..........................................   25
Section 5.14 ERISA Compliance ......................................................   25
Section 5.15 Further Assurances ....................................................   25
Section 5.16 Indemnity by Borrower .................................................   25
Section 5.17 Reservation of Shares; Shareholder Approval ...........................   26
Section 5.18 Ownership of Subsidiaries .............................................   26
Section 5.19 Retention of Stock Ownership ..........................................   26
Section 5.20 Subsequently Formed Subsidiaries ......................................   27
ARTICLE VI. - NEGATIVE COVENANTS OF BORROWER .......................................   27


Section 6.01 Limitation on Indebtedness ............................................   27
Section 6.02 Limitation on Liens ...................................................   27
Section 6.03 Limitation on Investments .............................................   27
Section 6.04 Alteration of Material Agreements .....................................   27
Section 6.05 Transactions with Affiliates ..........................................   28
Section 6.06 Limitations on Acquisition of Nonrelated Business .....................   28
Section 6.07 Limitation on Sale of Properties ......................................   28
Section 6.08 Fiscal Year and Accounting Method .....................................   28
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                                       ii
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
Section 6.09 Liquidation ...........................................................   28
Section 6.10 Material Amendments to Articles of Incorporation or Bylaws ............   28
Section 6.11 Executive Compensation ................................................   28
Section 6.12 Restricted Payments ...................................................   29
Section 6.13 Consolidation or Merger ...............................................   29
ARTICLE VII.  - COVENANTS OF MAINTENANCE OF FINANCIAL STANDARDS ....................   29


Section 7.01 Financial Ratios ......................................................   29

ARTICLE VIII. - EVENTS OF DEFAULT ..................................................   29


Section 8.01 Events of Default .....................................................   29
Section 8.02 Remedies Upon Event of Default ........................................   31
Section 8.03 Performance by the Lender .............................................   31
Section 8.04 Payment of Expenses Incurred by the Lender ............................   32
ARTICLE IX. - REGISTRATION RIGHTS ..................................................   32


Section 9.01 Demand Registration ...................................................   32
Section 9.02 "Piggy-Back" Registration .............................................   33
Section 9.03 Shelf Registration ....................................................   34
Section 9.04 Obligations of Borrower ...............................................   34
Section 9.05 Furnish Information ...................................................   35
Section 9.06 Expenses of Registration ..............................................   36
Section 9.07 Indemnification Regarding Registration Rights .........................   36
Section 9.08 Reports Under the 1934 Act ............................................   38
Section 9.09 Assignment of Registration Rights .....................................   39
Section 9.10 Other Matters .........................................................   39
ARTICLE X. - BOARD OF DIRECTORS ....................................................   39


Section 10.01 Board Representation or Attendance by Observer .......................   39
Section 10.02 Limitation of Authority of Persons Designated as a Director Nominee ..   40
Section 10.03 Nonliability of the Lender ...........................................   40
ARTICLE XI. - AGENCY PROVISIONS ....................................................   41


Section 11.01 The Lender's Representations and Warranties to Agent .................   41
Section 11.02 Waiver of Loan Provisions or Interest or Principal Payments ..........   41
Section 11.03 Agency ...............................................................   41
Section 11.04 Action by Holders ....................................................   43
ARTICLE XII. - MISCELLANEOUS .......................................................   43


Section 12.01 Strict Compliance ....................................................   43
Section 12.02 Waivers and Modifications ............................................   43
Section 12.03 Limitation on Liability ..............................................   43
Section 12.04 Choice of Forum; Consent to Service of Process and Jurisdiction ......   43
Section 12.05 Invalid Provisions ...................................................   44
Section 12.06 Maximum Interest Rate ................................................   44
Section 12.07 Participations and Assignments of the Debentures .....................   45
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
Section 12.08 Confidentiality ......................................................   45
Section 12.09 Binding Effect .......................................................   46
Section 12.10 No Third Party Beneficiary ...........................................   46
Section 12.11 Entirety .............................................................   46
Section 12.12 Headings .............................................................   46
Section 12.13 Survival .............................................................   46
Section 12.14 Multiple Counterparts ................................................   47
Section 12.15 Knowledge of Borrower ................................................   47
Section 12.16 Notices ..............................................................   47
Section 12.17 Governing Law ........................................................   49

                                       iv

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Agreement
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         THIS AGREEMENT, dated as of June 28, 2001, by and among Cover-All
Technologies Inc., a Delaware corporation ("Borrower"), and Renaissance US Growth & Income Trust PLC, a public limited company registered in England and Wales (individually referred to as "Renaissance PLC") and BFSUS Special Opportunities Trust PLC, a public limited company registered in England and Wales ("BFSUS") (Renaissance PLC and BFSUS, together with any permitted assignees or successors in interest referred to as the "Lender") and Renaissance Capital Group, Inc., a Texas corporation, as agent for the Lender (the "Agent"). All references herein to Borrower shall include the Subsidiaries, unless the context otherwise requires.


                                   WITNESSETH:

         WHEREAS, Borrower seeks to borrow a total of One Million Four Hundred Thousand Dollars ($1,400,000) from the Lender; and

         WHEREAS, Borrower has requested that the Lender provide such loan as herein provided, and that the Lender is willing to furnish such to Borrower upon the terms and subject to the conditions and for the considerations hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

                        ARTICLE I. - DEFINITION OF TERMS

SECTION 1.01 DEFINITIONS.

         For the purposes of this Agreement, the following terms shall have the respective meanings assigned to them in this Article I or in the section or recital referred to below:

                  "Affiliate" with respect to any Person shall mean a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

                  "Asset-Backed Acquisition or Operations Indebtedness" shall mean secured Indebtedness of Borrower or a Subsidiary incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Borrower or for the operation of the Borrower's business in the ordinary course of business.

                  "BFSUS" shall mean BFSUS Special Opportunities Trust PLC, a public limited company registered in England and Wales.

                  "Capital Expenditure" shall mean an expenditure for assets that is properly classifiable as a capital expenditure in accordance with GAAP.

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Agreement
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                  "Capital Lease" shall mean any lease of property, real or
personal, which would be properly classifiable as a capital lease in accordance with GAAP.

                  "Common Stock" shall mean Borrower's common stock, $.01 per share.

                  "Conversion" or "Conversion Rights" shall mean exchange of, or the rights to exchange, the Principal Amount of the Loan, or any part thereof, for fully paid and nonassessable Common Stock on the terms and conditions provided in the Debentures.

                  "Current Assets" shall mean, for any Person as of any date, the assets of such Person and its consolidated Subsidiaries which would be reflected as current assets on a consolidated balance sheet for such Person and its Subsidiaries prepared as of such date in accordance with GAAP.

                  "Current Liabilities" shall mean, for any Person as of any date, the liabilities of such Person and its consolidated Subsidiaries which would be reflected as current liabilities on a consolidated balance sheet for such Person and its subsidiaries prepared as of such date in accordance with GAAP. For purposes of calculating compliance with any covenant contained in this Agreement or any other Loan Document, the principal amount of Current Liabilities shall include any balance under any revolving credit facility of the Borrower, regardless of whether such revolving credit facility would be reflected as a current liability in accordance with GAAP.

                  "Current Ratio" shall mean, for any Person as of any date, the ratio of such Person's Current Assets to Current Liabilities as of such date.

                  "Debentures" shall mean the Debentures executed by Borrower and delivered pursuant to the terms of this Agreement, together with any renewals, extensions or modifications thereof.

                  "Debtor Laws" shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors or debtors generally.

                  "Default" or "Event of Default" shall mean any of the events specified in Article VIII.

                  "Dividends," in respect of any corporation, shall mean (i) cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class, and (ii) any and all funds, cash and other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all rules and regulations issued pursuant thereto.

                  "FINOVA Settlement Agreement" shall mean the agreement, dated June 29, 2001, between Borrower and FINOVA Mezzanine Capital Inc. ("FINOVA") to repurchase the Borrower's 12.5% Convertible Debenture due March 31, 2002 issued to FINOVA in the principal amount of $3,000,000 ("FINOVA Debenture").

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Agreement
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                  "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or the Financial Accounting Standards Board or their successors, which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

                  "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or a Subsidiary or any of its or their businesses, operations or properties.

                  "Guaranty" of any Person shall mean any contract, agreement or understanding of such Person pursuant to which such Person in effect guarantees the payment of any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, agreements: (i) to purchase such Indebtedness or any property constituting security therefor; (ii) to advance or supply funds primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment; or (iii) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof, except that "Guaranty" shall not include the endorsement by Borrower or a Subsidiary in the ordinary course of business of negotiable instruments or documents for deposit or collection.

                  "Holder" shall mean the owner of Registrable Securities.

                  "Indebtedness" shall mean, with respect to any Person, without duplication, the following indebtedness, obligations and liabilities of such
Person: (i) indebtedness for borrowed money; (ii) all obligations of such Person in respect of any Guaranty; (iii) all obligations of such Person in respect of any Capital Lease, (iv) all obligations, indebtedness and liabilities secured by any lien or any security interest on any property or assets of such Person, but only to the extent so secured; and (v) all preferred stock of such Person which is subject, at the time of calculation of Indebtedness, to a mandatory redemption requirement, valued at the greater of its involuntary redemption price or liquidation preference plus accrued and unpaid dividends, and all extensions, renewals, modifications and amendments thereto.

                  "Interest Coverage Ratio" means for any period, the ratio of
(a) Borrower's consolidated net income after taxes for such period (excluding Borrower's after tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after tax extraordinary gains or losses), PLUS depreciation and amortization deducted in determining net income for such period, PLUS interest expense for such period to
(b) interest expense for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "Investment" in any Person shall mean any investment, whether by means of share purchase, loan, advance, capital contribution or otherwise, in or to such Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person; provided however, that "Investment" shall not include (i) any demand deposits in a duly chartered state or national bank or other cash equivalent investments, (ii) any loans permitted by Section 6.12, or (iii) any acquisitions of equity in any other Person.

                  "IRS Code" shall mean the Internal Revenue Code of 1986, as amended, together with all rules and regulations issued thereunder.

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Agreement
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                  "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise.

                  "Loan" shall mean the money lent to Borrower pursuant to this Agreement, along with any accrued, unpaid interest thereon.

                  "Loan Closing" or "Loan Closing Date" shall mean the disbursement of Loan funds, which shall occur within ten (10) days of the execution and delivery of this Agreement.

                  "Loan Documents" shall mean this Agreement, the Debentures and any other agreements or documents required to be executed or delivered by Borrower pursuant to the terms of this Agreement (and any amendments or supplements hereto or modifications hereof).

                  "Lock-Up Agreement" shall mean the "lock-up" agreements to be executed by the executive officers, directors and principal shareholders of Borrower pursuant to Section 5.19 of this Agreement.

                  "Material Adverse Effect" or "Material Adverse Change" shall mean (i) any change, factor or event that shall (a) have a material adverse effect upon the validity or enforceability of any Loan Documents, (b) have a material adverse effect upon the financial condition, results of operations, business, properties, operations or assets of Borrower or its Subsidiaries taken as a whole, or (c) have a material adverse effect upon the ability of Borrower to fulfill its obligations under the Loan Documents, or (ii) any event that causes an Event of Default or which, with notice or lapse of time or both, could reasonably be expected to become an Event of Default.

                  "Net Income" shall mean, for any Person for any period, consolidated net income of such Person and its consolidated Subsidiaries for such period which would be reflected in accordance with GAAP, but excluding (a) any gain or loss arising from the sale of capital assets, (b) any gain or loss arising from any write-up or write-down of assets, (c) income or loss of any Person, substantially all of the assets of which have been acquired by such Person in any manner, to the extent that such earnings or losses were realized by such other Person prior to the date of such acquisition, (d) income or loss of any Person in which the Person has any ownership interests (other than consolidated subsidiaries of such Person), unless such earnings have actually been received or paid by the Person or its consolidated Subsidiaries in the form of cash distributions or additional cash calls, (e) income or loss of any Person to which assets of the Person or its consolidated subsidiaries shall have been sold, transferred or disposed of, or into which the Person shall have merged, to the extent that such earnings or losses of any other Person arise prior to the date of such transaction, (f) any gain or loss arising from the acquisition of any securities of the Person or any of its consolidated subsidiaries, and (g) any extraordinary gain or loss realized by such Person or any of its consolidated subsidiaries during such period.

                  "Obligation" shall mean: (i) all present and future Indebtedness, obligations and liabilities of Borrower to the Lender arising pursuant to this Agreement, regardless of whether such Indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; (ii) all present and future Indebtedness, obligations and liabilities of Borrower to the Lender arising pursuant to or represented by the Debentures and all interest accruing thereon, and reasonable attorneys' fees incurred in the enforcement or collection thereof; (iii) all present and future Indebtedness, obligations and liabilities of Borrower and any Subsidiary evidenced by or arising pursuant to any of the

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Agreement
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Loan Documents; (iv) all costs incurred by the Lender or Agent including, but not limited to, reasonable attorneys' fees and legal expenses related to this transaction; and (v) all renewals, extensions and modifications of the indebtedness referred to in the foregoing clauses, or any part thereof.

                  "Permits" shall have the meaning set forth in Section 4.16.

                  "Permitted Indebtedness" shall mean Indebtedness outstanding as of the date hereof or incurred in compliance with Section 6.01 and the other terms of this Agreement that constitutes (i) obligations under Capital Leases,
(ii) Subordinated Debt, (iii) purchase money Indebtedness, (iv) intercompany Indebtedness, (v) Indebtedness under this Agreement or the Debentures, and (vi) any refunding, refinancing or extension of any of the above.

                  "Permitted Liens" shall mean: (i) Liens (if any) granted for the benefit of the Lender; (ii) Liens to secure the Permitted Indebtedness;
(iii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs; (iv) Liens imposed by mandatory provisions of law such as for carriers', landlord's, materialmen's, mechanics', warehousemen's, vendors' and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is made within 30 days of the date such Lien arises, or that are being contested in good faith by appropriate proceedings as to which adequate reserves have been established to the extent required by GAAP; (v) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided; (vi) Liens arising from good faith deposits in connection with tenders, leases, bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (vii) encumbrances consisting of zoning restrictions, easements, reservations, licenses, covenants and other minor irregularities of title or other restrictions on the use of real property (whether owned or leased), provided that such items do not materially impair the intended use of such property, and none of which is violated by Borrower's existing structures or land use; (viii) mortgages, financing statements, equipment leases or other encumbrances incurred in connection with the acquisition of property or equipment or the replacement of existing property or equipment, provided that such liens shall be limited to the property or equipment then being acquired and (ix) Liens whereas Borrower has placed its source-code into escrow for the benefit of customers in the ordinary course of business.

                  "Person" shall include an individual, a corporation, a joint venture, a general or limited partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

                  "Plan" shall mean an employee benefit plan or other plan that in either case, is a single-employee plan (i) maintained by Borrower for employees of Borrower and/or any Subsidiaries; and (ii) either is (A) and covered by Title IV of ERISA, or (B) subject to the minimum funding standards under Section 412 of the IRS Code.

                  "Principal Amount" shall mean, as of any time, the then aggregate outstanding face amount of the Debentures after any conversions or redemptions and after giving effect to any installment payments received by the Lender.

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Agreement
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                  "Registrable Securities" shall mean (i) the Common Stock
issuable upon Conversion of the Debentures, and (ii) any warrant, right or other security that is issued with respect to such Common Stock by way of (a) a stock dividend; (b) any other distribution with respect to, or in exchange for, or in replacement of Common Stock; (c) a stock split; and (d) in connection with a combination of shares, recapitalization, merger or consolidation excluding in all cases, however, any Common Stock that is not a Restricted Security and any Registrable Securities sold or transferred by a Person in a transaction in which the rights under this Agreement are not assigned.

                  "Registrable Securities Then Outstanding" shall mean the Registrable Securities then outstanding.

                  "Renaissance PLC" shall mean Renaissance US Growth & Income Trust PLC, a public limited company registered in England and Wales.

                  "Renaissance Group" shall mean Renaissance Capital Group, Inc., a Texas corporation.

                  "Restricted Security" shall mean a security that has not been
(i) registered under the 1933 Act or (ii) distributed to the public pursuant to Rule 144 (or any similar provisions that are in force) under the 1933 Act.

                  "SEC" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the 1933 Act and the 1934 Act.

                  "1933 Act" shall refer to the Securities Act of 1933, as amended, or any similar federal statute and rules and regulations promulgated thereunder, all as the same may be in effect from time to time.

                  "1934 Act" shall refer to the Securities Exchange Act of 1934, as amended, or any similar federal statute and rules and regulations promulgated thereunder, all as the same may be in effect from time to time.

                  "1940 Act" shall refer to the Investment Company Act of 1940, as amended, or any similar federal statute and rules and regulations promulgated thereunder, all as the same may be in effect from time to time.

                  "Solvent" shall mean, with respect to any Person on a particular date, that on such date: (i) the fair value of the assets of such Person is greater than the total amount of liabilities of such Person; (ii) the estimated present fair salable value, in the ordinary course of business, of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business; (iv) as a result of this Loan, such Person does not expect to incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                                        6
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Agreement
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                  "Subordinated Debt" shall mean any unsecured indebtedness of
Borrower or any Subsidiaries, now existing or hereafter incurred, which indebtedness is, by its terms, junior in right of repayment to the payment of the Debentures.

                  "Subsidiary" or "Subsidiaries" shall mean any or all corporations or entities, whether now existing or hereafter acquired, of which over 50% the Voting Shares or equity interests are owned, directly or indirectly, by Borrower.

                  "Subsidiary Documents" shall mean the Subsidiary Guaranty, Subsidiary Security Agreement and any other agreements or documents required to be executed or delivered by any Subsidiary pursuant to the terms of this Agreement (and any amendments or supplements hereto or modifications hereof).

                  "Trailing Twelve Months EBITDA" shall mean for any Person, for the immediately preceding twelve-month period on such date, Net Income of such Person and its Consolidated Subsidiaries for such twelve-month period, plus (a) all deferred income tax expense of such Person and its Consolidated Subsidiaries for such twelve-month period, (b) all depreciation expense of such Person and its Consolidated Subsidiaries for such twelve-month period, and (c) all amortization expense of such Person and its Consolidated Subsidiaries for such twelve-month period, less capital expenditures of such Person and its Consolidated Subsidiaries for such twelve-month period.

                  "Voting Shares" of any corporation shall mean shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation, other than shares having such power only by reason of the happening of a contingency.

SECTION 1.02      OTHER DEFINITION PROVISIONS.

         (a) All terms defined in this Agreement shall have the above-defined meanings when used in the Debentures or any other Loan Documents, certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall otherwise require.

         (b) Defined terms used herein in the singular shall import the plural and vice versa.

         (c) The words "hereof," "herein," "hereunder" and similar terms, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (d) References to financial statements and reports shall be deemed to be a reference to such statements and reports prepared in accordance with GAAP.

         (e) Accounting terms not specifically defined above in this Agreement shall be construed in accordance with GAAP.

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                         ARTICLE II. - LOAN PROVISIONS

SECTION 2.01 THE LOAN.

         (a) Subject to the terms and conditions of this Agreement, and the compliance with such terms and conditions by all parties, Lender agrees to lend to Borrower, and Borrower agrees to borrow from the Lender, the total Principal Amount of One Million Four Hundred Thousand Dollars ($1,400,000).

         (b) The Loan shall be disbursed at Loan Closing, subject to the conditions provided hereunder, and shall be evidenced by the Debentures, in the Principal Amount specified above. The Debentures shall rank PARI PASSU with all Indebtedness of Borrower, other than the Subordinated Debt.

         (c) Unless otherwise mutually agreed, the Loan Closing shall be at the offices of Renaissance Capital Group, Inc., 8080 North Central Expressway, Suite 210, Dallas, Texas.

         (d) If, within 10 days of the date of this Agreement, (i) Borrower has failed to comply with the conditions precedent to the Loan Closing as specified in Article III hereof (unless compliance with such conditions in whole or in part has been waived or modified by the Lender its sole discretion) or (ii) the Loan Closing has not occurred (unless the date of such Loan Closing has been mutually extended), other than as a result of any failure of Lender to comply with the terms of this Agreement, then, in either such case, the obligations of the Lender under this Agreement shall terminate; provided, however, that Borrower shall be obligated for payment of the fees and expenses provided in
Section 2.07 due and payable as of such date of termination.

SECTION 2.02 USE OF PROCEEDS.

         (a) Borrower intends to use the Loan proceeds to repay Borrower's indebtedness to FINOVA pursuant to the FINOVA Settlement Agreement and for working capital.

         (b) Borrower hereby acknowledges that the proceeds from the Loan shall be of benefit to Borrower for the growth of its business by providing capital not otherwise available from financial institutions.

SECTION 2.03 INTEREST RATE AND INTEREST PAYMENTS.

         Interest on the Principal Amount outstanding from time to time shall accrue at the rate of 8.00% per annum, with the first installment of accrued, unpaid interest being due and payable on AUGUST 1, 2001 and subsequent payments of accrued, unpaid interest being due and payable on the first day of each month thereafter. Overdue principal and interest on the Debentures shall bear interest at the rate of 18% per annum. Interest on the Principal Amount of the Debentures shall be calculated, from time to time, on the basis of the actual days elapsed in a year consisting of 365 days.

SECTION 2.04 MATURITY.

         If not sooner redeemed or converted, the Debentures shall mature on JULY 1, 2008, at which time all the remaining unpaid principal, interest and any other charges then due under this Agreement shall be due and payable in full. The Debentures shall be prepaid PRO RATA with any prepayments of Indebtedness.

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SECTION 2.05 MANDATORY PRINCIPAL REPAYMENT.

         The Debentures shall be subject to mandatory principal repayment as provided in the Debentures.

SECTION 2.06 REDEMPTION.

         The Debentures shall be subject to redemption as provided in the Debentures.

SECTION 2.07 CONVERSION.

         The Debentures shall be subject to conversion as provided in the Debentures.

SECTION 2.08 FEES AND EXPENSES.

         Upon Loan Closing, Borrower shall pay at Loan Closing to Agent, or at its direction, a Closing Fee equal to 1.0% of the Loan proceeds of One Million Four Hundred Thousand Dollars ($1,400,000) as well as any unpaid portion of the Commitment Fee, Closing Expense Fee and Due Diligence Fee, all as set forth in the preliminary terms letter dated June 14, 2001 between the Borrower and Renaissance Group and all based upon proceeds of $1,400,000 to Renaissance PLC and BFSUS.

SECTION 2.09 FINDER'S FEES.

         Borrower represents to the Lender that, except as set forth in Schedule 2.08, no placement fees, commissions, brokerage or finder's fees were incurred by Borrower in connection with this Agreement or the Debentures. Borrower shall be responsible for the payment of all such placement fees, commissions, brokerage or finder's fees.

SECTION 2.10 TAXES.

         (a) The Debentures shall be convertible into shares of Common Stock and on such terms as are stated in the Debentures. Such conversion shall be made without deduction for any present or future taxes, duties, charges or withholdings, (excluding, in the case of the Lender, any foreign taxes, any federal, state or local income taxes and any franchise taxes or taxes imposed upon it by the jurisdiction, or any political subdivision thereof, under which the Lender is organized or are qualified to do or in fact does business), and all liabilities with respect thereto (herein "Taxes") shall be paid by Borrower. If Borrower shall be required by law to deduct any Taxes for which Borrower is responsible under the preceding sentence from any sum payable hereunder to the
Lender: (i) the sum payable shall be increased so that after making all required deductions, the Lender shall receive an amount equal to the sum it would have received had no such deductions been made; (ii) Borrower shall make such deductions; and (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law. Borrower shall be entitled to any refunds or returns from any such taxing authority.

         (b) Except as otherwise set forth in this Agreement or the other Loan Documents, Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents or from the

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execution, delivery or registration of, or otherwise with respect to, this
Agreement or the other Loan Documents (hereinafter referred to as "Other
Taxes").

         (c) Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes reasonably paid by the Lender or any liability (including any penalties or interest assessed because of Borrower's defaults) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor. The Lender shall subrogate any and all rights and claims relating to such Taxes and Other Taxes to Borrower upon payment of said indemnification.

         (d) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower in this Section
2.10 shall survive the payment in full of the Obligation.

         (e) Borrower shall have no liability or obligation with respect to taxes on or measured by income recognized by the Lender with respect to the Debentures.

SECTION 2.11 SUBSIDIARY GUARANTY, SECURITY AGREEMENTS AND PLEDGE AGREEMENT.

         The due and prompt performance of the obligations of Borrower to the Lender under the Loan Agreement and the Debentures shall be guaranteed by certain of the Subsidiaries and secured by all tangible and intangible assets of Borrower and the Subsidiaries (exclusive of mortgages on real property) and shall be evidenced by Security Agreements executed by and between the Lender and the Subsidiaries. Financing statements shall be executed in favor of the Lender by Borrower and certain of the Subsidiaries. Borrower shall enter into a Pledge Agreement with the Lender pledging all of the capital stock of the Subsidiaries. There shall be no prior security interests on any Subsidiary assets or capital stock, except for Permitted Liens.

                      ARTICLE III. - CONDITIONS PRECEDENT

SECTION 3.01 DOCUMENT REQUIREMENTS.

         The obligation of the Lender to advance funds at the Loan Closing Date hereof is subject to the condition precedent that, on or before the date of such advance, the Lenders shall have received the following:

         (a) DEBENTURES. Duly executed Debentures from Borrower each in the Principal Amount of $700,000, styled "The Frost National Bank, Custodian FBO Renaissance US Growth and Income Trust PLC, Trust No. W00740100" and "HSBC Global Custody Nominee (U.K.) Limited, Designation No. 896414," both of which shall be in the form and substance acceptable to the Lender and its counsel.

         (b) PLEDGE AGREEMENT AND BORROWER SECURITY AGREEMENT. Duly executed Pledge Agreement and Borrower Security Agreement from Borrower, which shall be in the form and substance acceptable to the Lender and its counsel.

         (c) SUBSIDIARY GUARANTY AND SUBSIDIARY SECURITY AGREEMENT. Duly executed Subsidiary Guaranty and Subsidiary Security Agreement from each of the Subsidiaries of Borrower, which shall be in the form and substance acceptable to the Lender and its counsel.

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         (e) CEO'S CERTIFICATE. A certificate signed by the chief executive officer of Borrower, in his capacity as such, and dated as of the Loan Closing Date stating that: (i) all of the representations and warranties contained in
Article IV hereof and the other Loan Documents are true and correct in all material respects as of the Loan Closing Date; and (ii) no event has occurred and is continuing, or would result from the Loan, which constitutes, or with notice or lapse of time or both would constitute, a Default or an Event of Default.

         (f) SECRETARY'S CERTIFICATES. A signed certificate of the Secretary of Borrower which shall certify (i) copies of the Certificate of Incorporation (or other organizational document) of Borrower and each Subsidiary and all amendments thereto, certified by the Secretary of State of the state of incorporation (or other appropriate authority) and dated within ten (10) days prior to Loan Closing, a copy of the Certificate of Incorporation (or other organizational document) of each Subsidiary and all amendments thereto, certified by the Secretary of Borrower as of the date of such certification;
(ii) a copy of the Bylaws of Borrower and each Subsidiary and all amendments thereto certified by the Secretary of Borrower and each such Subsidiary as of the date of such certification; (iii) copies of resolutions, as adopted by Borrower's and each Subsidiary's Board of Directors, approving the execution, delivery and performance, as applicable, of this Agreement, the Debentures, the Guaranties and the other Loan Documents, including the transactions contemplated herein, stating that such resolutions have been duly adopted, are true and correct, have not been altered or repealed and are in full force and effect;
(iv) certificates of good standing (or other similar instrument) for Borrower and each Subsidiary issued by the appropriate official of the state of incorporation of Borrower and each Subsidiary and certificates of qualification and good standing for Borrower and each Subsidiary issued by the appropriate official of each of the states for which Borrower and each Subsidiary is required to be qualified to do business as a foreign corporation, dated within ten (10) days prior to Loan Closing; and (v) the names of the officers of Borrower and each Subsidiary authorized to sign the Loan Documents to be executed by such officer, together with the true signatures of each such officer. It is herewith stipulated and agreed that the Lender may thereafter rely conclusively on the validity of this certificate as a representation of the officers of Borrower and each Subsidiary duly authorized to act with respect to the Loan Documents until such time as the Lender shall receive a further certificate of the Secretary or Assistant Secretary of Borrower and each Subsidiary canceling or amending the prior certificate and submitting the signatures of the officers thereupon authorized in such further certificate.

         (g) LEGAL OPINIONS. Legal opinions from counsel to Borrower and its Subsidiaries, in the form and substance satisfactory to the Lender and its counsel.

         (h) "LOCK-UP" AGREEMENTS. "Lock-Up" Agreements, in the form and substance satisfactory to the Lender and its counsel.

         (j) OTHER DOCUMENTS. Such other information, documents and agreements as may reasonably be required by the Lender and the Lender's counsel to substantiate Borrower's compliance with the requirements of this Agreement and the Lender's compliance with the 1940 Act.

SECTION 3.02      OTHER CONDITIONS.

         (a) At the Loan Closing, the FINOVA Debentures issued by the Borrower to FINOVA shall be repurchased pursuant to the terms and provisions of the agreement in the form attached hereto as Exhibit A.

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         (b) No later than June 28, 2001, the Borrower shall have received
$400,000 from other investors on substantially the same terms and conditions as the Debentures.

            ARTICLE IV. - REPRESENTATIONS AND WARRANTIES OF BORROWER

         All references in this Article to Borrower shall include the Subsidiaries, unless the context otherwise requires. To induce the Lender to make the Loan hereunder, Borrower represents and warrants to the Lender that:

SECTION 4.01 ORGANIZATION AND GOOD STANDING.

         Each of Borrower and Subsidiary is duly organized and existing in good standing under the laws of the state of its incorporation, and Subsidiary is duly qualified as a foreign corporation and in good standing in all states in which failure to qualify would have a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged.

SECTION 4.02 AUTHORIZATION AND POWER.

         Borrower has the corporate power and requisite authority to execute, deliver and perform the Loan Documents to be executed by Borrower. Borrower is duly authorized to, and has taken all corporate action necessary to authorize, execute, deliver and perform the Loan Documents executed by Borrower. Borrower is and will continue to be duly authorized to perform the Loan Documents executed by Borrower.

SECTION 4.03 NO CONFLICTS OR CONSENTS.

         Except as disclosed on Schedule 4.03, neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene or materially conflict with any judgment, license, order or permit applicable to Borrower, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower is a party or by which Borrower is or may become bound, or to which Borrower is or may become subject, or violate any provision of the charter or bylaws of Borrower or trigger any preemptive rights or rights of first refusal of any third party. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of the Loan Documents or to consummate the transactions contemplated hereby or thereby except those that have been obtained.

SECTION 4.04 ENFORCEABLE OBLIGATIONS.

         The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

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SECTION 4.05 NO LIENS.

         Except for Permitted Liens, all of the properties and assets owned or leased by Borrower are free and clear of all Liens and other adverse claims of any nature, and Borrower has good and marketable title to such properties and assets. A true and complete list of all known or recorded liens securing Indebtedness for borrowed money is disclosed on Schedule 4.05.

SECTION 4.06 FINANCIAL CONDITION.

         Borrower has delivered to the Lender the consolidated balance sheet of Borrower and the Subsidiaries as of December 31, 2000, and the related consolidated statement of income, stockholders' equity and statement of cash flow for the year then ended, audited by its independent certified public accountants. Borrower has also delivered to the Lender the unaudited consolidated balance sheet of Borrower and the Subsidiaries as of March 31, 2001 and the related unaudited consolidated statement of income, stockholders' equity and statement of cash flow for the three (3) months then ended. Such financial statements fairly present the consolidated financial condition of Borrower as of such dates and have been prepared in accordance with GAAP (except that unaudited financial statements omit certain footnotes); and as of the date hereof, there are no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations) of Borrower which are (separately or in the aggregate) material and are required under GAAP to be reflected in such financial statements or otherwise disclosed herein or in the Schedules. Since the date of the above-referenced year end financial statements, there have not been, except as disclosed in Schedule 4.06: (i) any Material Adverse Change;
(ii) any Dividend declared or paid or distribution made on the capital stock of Borrower or any capital stock thereof redeemed or repurchased; (iii) any incurrence of long-term debt by Borrower; (iv) any salary, bonus or compensation increases to any officers, key employees or agents of Borrower, other than in the ordinary course of business and consistent with past practice; or (v) any other material transaction entered into by Borrower, except in the ordinary course of business and consistent with past practice.

SECTION 4.07 NO DEFAULT.

         No event has occurred and is continuing which constitutes, or, with notice or lapse of time or both, would constitute, a Default or an Event of Default under this Agreement.

SECTION 4.08 MATERIAL AGREEMENTS.

         Neither Borrower nor any Subsidiary nor any other party is in default, and no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a default, under any contract, lease, loan agreement, indenture, mortgage, security agreement, license agreement or other agreement or obligation to which it is a party or by which any of its properties is subject which could reasonably be expected to have a Material Adverse Effect, except as described on Schedule 4.08. To the best knowledge of Borrower, it is not a party to, or bound by, any contract or agreement, the faithful performance of which is so onerous so as to create, or to likely create, a Material Adverse Effect on the business, operations or financial condition of Borrower.

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SECTION 4.09 NO LITIGATION.

         Except as disclosed on Schedule 4.09, there are no actions, suits, investigations, arbitrations or administrative proceedings pending or, to the best knowledge of Borrower, threatened, against Borrower which could reasonably be expected to have a Material Adverse Effect on Borrower, and there has been no change in the status of any of the actions, suits, investigations, litigation or proceedings disclosed to the Lender which could reasonably be expected to have a Material Adverse Effect on Borrower or on any transactions contemplated by any Loan Document. Borrower has not received any claim that Borrower currently violates any federal, state or local law, ordinance, rule or regulation, which could have a Material Adverse Effect on its business and, to the best of Borrower's knowledge, no such claim is or has been threatened; and, except as disclosed on Schedule 4.09, there have been no developments adverse to Borrower with respect to any pending or threatened claim, action or proceeding of an administrative or judicial nature.

SECTION 4.10 TAXES.

         All tax returns required to be filed by Borrower in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Borrower or upon any of its properties, income or franchises now due have been paid, in each case, except where the same are being contested in good faith by appropriate proceedings, as disclosed on
Schedule 4.10.

         Except as disclosed on Schedule 4.10, Borrower has not received any notice of deficiency or other adjustment from any taxing authority that is unresolved as of the Loan Closing. No audit or examination, claim or proposed assessment by any taxing authority is pending or, to the best knowledge of Borrower, threatened against Borrower or any of its properties. All ad valorem and other property taxes imposed on Borrower, or that may become a lien on Borrower's assets and that are due and payable, have been paid in full, except where the failure to pay could reasonably be expected to constitute a Material Adverse Effect. Borrower has withheld or collected from each payment made to each of its U.S. employees the amount of all taxes (including federal income taxes, Federal Insurance Contributions Act ("FICA") taxes, and state and local income, payroll, and wage taxes, among others) required to be withheld or collected.

SECTION 4.11 CAPITALIZATION.

         The authorized capital stock of Borrower consists of 75,000,000 shares of Common Stock, $.01 par value, of which 15,181,172 shares of Common Stock are issued and outstanding as of June 25, 2001. All of such outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights or rights of first refusal of any person. Schedule 4.11 sets forth all stock options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal and other rights or agreements to acquire securities of Borrower and any shares held in treasury or reserved for issuance upon exercise of such stock options, warrants or conversion rights, subscription rights and other rights or agreements to acquire securities. Borrower has, and will continue to have as long as the Debentures remains outstanding, authorized and reserved an adequate number of shares of Common Stock to permit Conversion of the Debentures.

SECTION 4.12 USE OF PROCEEDS.

         Borrower intends to use proceeds from the Loan as disclosed in Section
2.02 hereof.

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SECTION 4.13 EMPLOYEE MATTERS.

         (a) Except as set forth on Schedule 4.13, Borrower is not a party to any collective bargaining agreement and is not aware of any activities of any labor union that is currently seeking to represent or organize its employees;

         (b) Borrower is in material compliance with all federal, state and municipal laws respecting employment and employment practices, occupational health and safety, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes;

         (c) there is no unfair labor practice complaint against Borrower pending before the National Labor Relations Board or any state or local agency;

         (d) to the best knowledge of Borrower, there is no pending labor strike or other material labor trouble affecting Borrower (including, without limitation, any organizational drive);

         (e) to the best knowledge of Borrower, there is no material labor grievance pending against Borrower;

         (f) there is no pending representation question respecting the employees of Borrower before any local, state or federal agency;

         (g) except as set forth on Schedule 4.13, there are no pending proceedings arising out of or under any collective bargaining agreement to which Borrower is a party, or to the best knowledge of Borrower, any basis for which a claim may be made under any collective bargaining agreement to which Borrower is a party; and

         (h) there are no pending proceedings arising out of any employment discrimination claim.

SECTION 4.14 EMPLOYEE BENEFIT PLANS.

         Schedule 4.14 lists all Plans. Neither Borrower nor any Subsidiary has engaged in a transaction with respect to any employee benefit plan as defined in
Section 3(3) of ERISA which could subject Borrower, a Subsidiary or the Lender to a penalty under Section 502(i) of ERISA or a tax under Section 4975 of the IRS Code. Each of the Plans listed, or required to be listed, on Schedule 4.14 has been operated and administered in accordance with applicable law, including without limitation, ERISA. Neither Borrower nor any Subsidiary has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, to which Borrower or Lender could be subject or for which it might be liable. None of Borrower or the Subsidiaries is, and immediately after the Loan Closing will be, a party to a "multi-employer plan," as defined in Section 3(37) of ERISA.

SECTION 4.15 COMPLIANCE WITH LAWS.

         Except as set forth on Schedule 4.15, each of Borrower and the Subsidiaries has all requisite licenses, permits and certificates including without limitation, drug, environmental and health and safety permits from federal, state and local authorities necessary to conduct its business and own and operate its assets (collectively, the "Permits"), except where the failure to have such licenses would not reasonably

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be expected to have a Material Adverse Effect. Except as set forth on Schedule
4.15, neither Borrower nor any Subsidiary is in violation of any law, rule, regulation or order relating to its business, operations and properties which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.15, Borrower and the Subsidiaries have not received any notice or communication from any federal, state, local or foreign governmental or regulatory authority or agency. Borrower and the Subsidiaries have not engaged in any practices in violation of any antitrust law or regulation of any federal, state, local or foreign Governmental Authority.

SECTION 4.16 LICENSES AND PERMITS.

         Borrower and the Subsidiaries have all licenses and franchises relating to the operation of their respective businesses as are necessary and required for such ownership and operation, except where the failure to have such licenses and franchises would not have a Material Adverse Effect, and all of which are in good standing and, except as expressly set forth on Schedule 4.16, are not subject to renewal within less than one (1) year.

SECTION 4.17 CONTRACTS.

         Schedule 4.17 lists all contracts to which Borrower or the Subsidiaries are a party involving obligations in respect of the business for payment, performance of services or delivery of goods in excess of $50,000 or which require Borrower to continue to perform for a period of longer than twelve (12) months (the "Scheduled Contracts"). Borrower has delivered to the Lender true and correct copies of all the Scheduled Contracts. All of such Scheduled Contracts are valid and binding obligations of Borrower or the Subsidiaries, are in full force and effect, and, to the best knowledge of Borrower or the Subsidiaries, are enforceable against the parties thereto in accordance with their respective terms. Neither Borrower nor the Subsidiaries has received any notice that the other parties to the Scheduled Contracts are (i) in default under such Scheduled Contracts, or (ii) consider Borrower to be in default thereunder. Except as expressly noted in Schedule 4.17, to the best knowledge of Borrower or the Subsidiaries, no party to any of the Scheduled Contracts intends to terminate or adversely modify its agreement(s) with respect thereto or adversely change the volume of business done thereunder.

SECTION 4.18 SHARES ISSUABLE UPON CONVERSION.

         The shares of Common Stock of Borrower when issued to the Lender upon conversion of the Debentures, will be duly and validly issued, fully paid and nonassessable and in compliance with all applicable securities laws. Except as set forth on Schedule 4.18, such issuance will not give rise to preemptive rights, rights of first refusal or similar rights by any other security holder of Borrower.

SECTION 4.19 INSIDER.

         All material agreements between Borrower and any of its officers, directors and principal shareholders, including employment agreements, required to be disclosed are disclosed in the reports and filings made with the SEC or listed on Schedule 4.19.

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SECTION 4.20 SUBSIDIARIES.

         (a) All of the Subsidiaries of Borrower are listed on Schedule 4.20. Except as disclosed on Schedule 4.20, Borrower owns all of the outstanding capital stock or other equity interests of the Subsidiaries, free and clear of all adverse claims. All of such outstanding capital stock of each Subsidiary has been duly and validly authorized and issued and is fully paid and nonassessable. All such Subsidiaries are duly organized and existing in good standing under the laws of the respective jurisdictions of their incorporation or organization, are duly qualified as foreign corporations and in good standing in all jurisdictions in which failure to qualify would have a Material Adverse Effect, and have the corporate power and authority to own their respective properties and assets and to transact the business in which they are engaged and are or will be qualified in those jurisdictions wherein they propose to transact material business operations in the future.

         (b) Except as disclosed on Schedule 4.20, Borrower does not own any equity or long-term debt interest in any other Person, or any right or option to acquire any such interest in any such Person.

         (c) There are no restrictions on the payment of dividends by or advances from any Subsidiary to Borrower.

SECTION 4.21 CASUALTIES.

         Except as disclosed on Schedule 4.21, neither the business, operations or properties of Borrower is currently affected by any environmental hazard, fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which would have a Material Adverse Effect.

SECTION 4.22 INVESTMENT COMPANY ACT.

         Borrower is not an "investment company," as defined in Section 3 of the 1940 Act, nor a company that would be an investment company, except for the exclusions from the definition of an investment company in Section 3(C) of the 1940 Act, and Borrower is not controlled by such a company.

SECTION 4.23 SUFFICIENCY OF CAPITAL.

         Borrower is, and after consummation of this Agreement and giving effect to all Indebtedness incurred and transactions contemplated in connection herewith will be, Solvent.

SECTION 4.24 CORPORATE NAMES.

         Borrower has not, during the preceding five (5) years, done business under or used any assumed, fictitious or trade names, in its current businesses, except as disclosed on Schedule 4.24.

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SECTION 4.25 INSURANCE.

         All of the insurable properties of Borrower are insured for its benefit under valid and enforceable policies issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in Borrower's industry for companies of similar size. Schedule 4.25 sets forth all of Borrower's property insurance policies.

SECTION 4.26 INTELLECTUAL PROPERTY.

         Borrower owns, or is licensed to use, all material trademarks, service marks, trade names, patents and copyrights presently used to conduct its business, except those for which the failure to obtain could not be reasonably expected to have a Material Adverse Effect. To the best of its knowledge, Borrower has the right to use such intellectual property rights without infringing or violating the rights of any third parties. No claim has been asserted by any person to the ownership of or right to use any such rights or challenging or questioning the validity or effectiveness of any such license or agreement. Borrower is not in default of any such license agreements in any material respect, and no event has occurred and is continuing which, with notice or lapse of time or both, would constitute a material default. Each license agreement is enforceable in accordance with its terms and has not been canceled, abandoned or terminated, nor has Borrower received notice thereof. Except as set forth on Schedule 4.26, there are no claims for trademark or copyright infringement pending or threatened against Borrower or the Subsidiaries or their respective officers or directors. Neither Borrower nor any Subsidiary is currently using copyrightable material for which Borrower or any Subsidiary needs, but does not have, a license to conduct its existing business. Neither Borrower nor any Subsidiary is currently using any trademarks for which Borrower or any Subsidiary needs, but does not have, a valid character or trademark license to conduct its existing business.

SECTION 4.27 REAL PROPERTY.

         (a) Set forth on Schedule 4.27 is a list of the addresses of each parcel of real property leased to Borrower. Borrower does not own any real property.

         (b) Borrower has delivered to the Lender true and correct copies of all of its leases or subleases and all related amendments, supplements and modifications and related documents (the "Scheduled Lease Documents"), which require payments or contingent payments by Borrower of any of the Subsidiaries subsequent to the date hereof in excess of $25,000. There are no other agreements, written or oral, between Borrower and any third parties claiming an interest in Borrower's interest in the Scheduled Leases or otherwise relating to Borrower's use and occupancy of any leased real property. All such leases are valid and binding obligations of Borrower, are in full force and effect and enforceable against Borrower in accordance with their terms; and no event has occurred including, but not limited to, the executed, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which (whether with or without notice, lapse of time or both) would constitute a default thereunder. Except as described on Schedule 4.27, no property leased by Borrower is subject to any lien, encumbrance, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation which materially interferes with or impairs the use thereof in the usual and normal conduct of Borrower's business.

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SECTION 4.28 ENVIRONMENTAL.

         (a) Borrower is currently in compliance with all applicable Environmental Laws (as defined below) which compliance includes, but is not limited to, the possession by Borrower of all permits and other governmental authorization required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof, except in any case where the failure to be in compliance would not have a Material Adverse Effect.

         (b) Except as set forth on Schedule 4.28, Borrower has not stored, disposed of or arranged for disposal of any Hazardous Substances (as defined below) on any of the real property, except in compliance with applicable Environmental Laws.

         (c) Borrower has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that Borrower is not in compliance with Environmental Laws, and there are no circumstances known to Borrower that may prevent or interfere with such compliance in the future. There is no Environmental Claim (as defined below) pending or, to Borrower's knowledge, threatened against Borrower.

         (d) Except as set forth on Schedule 4.28, during the period the facilities have been held by Borrower, its affiliates or, to Borrower's knowledge, its predecessors in interest, there have been no actions, activities, circumstances, conditions, events or incidents including, without limitation, the generation, handling, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Hazardous Substance (as defined below), that could reasonably be expected to form the basis of any Environmental Claim against Borrower under any Environmental Law in effect at, or at any time prior to, the Loan Closing.

         (e) Without in any way limiting the generality of the foregoing, to the knowledge of Borrower, (i) there are no underground storage tanks located on the property owned or leased by Borrower or the Subsidiaries, (ii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by Borrower or the Subsidiaries, and
(iii) no polychlorinated biphenyls ("PCBs") are used or stored at any property owned or leased by Borrower or the Subsidiaries.

         The following terms shall have the following meanings:

                  "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging Borrower' liability under any Environmental Law (including, without limitation, liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Substances at any location, whether or not owned or operated by Borrower, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "Environmental Laws" means the federal, state and local environmental, health or safety laws, regulations, ordinances, rules and policies and common law in effect on the date hereof and the Loan Closing Date relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal, emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to protection of the environment (including, without

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limitation, ambient air, surface water, groundwater, land surface or subsurface strata), as the same may be amended or modified to the date hereof and the Loan Closing Date including, without limitation, the statutes listed below:

                           Federal Resources Conservation and Recovery Act of
1976, 42 U.S.C. Section 6901, et seq.

                           Federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, 42 U.S.C.ss. 9601, ET SEQ.

                           Federal Clean Air Act, 42 U.S.C. Section 7401, et
seq.

                           Federal Water Pollution Control Act, Federal Clean
Water Act of 1977, 33 U.S.C.ss. 1251, ET SEQ.

                           Federal Insecticide, Fungicide and Rodenticide Act,
Federal Pesticide Act of 1978, 7 U.S.C.ss. 136, ET SEQ.

                           Federal Hazardous Materials Transportation Act, 48
U.S.C. Section 1801, et seq.

                           Federal Toxic Substances Control Act, 15 U.S.C.
Section 2601, et seq.

                           Federal Safe Drinking Water Act, 42 U.S.C.ss. 300f,
ET SEQ.

                  "Hazardous Substances" means any toxic or hazardous waste, pollutants or substances including, without limitation, asbestos, PCBs, petroleum products and byproducts, substances defined or listed as "hazardous substance," "toxic substance," "toxic pollutant" or similarly identified substance or mixture, in or pursuant to any Environmental Law.

SECTION 4.29      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties of Borrower herein shall survive the Loan Closing and the delivery of the Debentures, and any investigation at any time made by or on behalf of the Lender shall not diminish the Lender's right to rely on Borrower's representations and warranties as herein set forth.

SECTION 4.30      FULL DISCLOSURE.

         Neither the representations or warranties of Borrower, the schedules to this Agreement, the financial statements referenced in Section 4.06, nor any SEC registration statement, report or proxy statement filed by the Borrower contains or will contain, as of the date thereon, any untrue statement of a material fact or omits or will omit to state any material fact necessary to keep the statements contained herein or therein from being misleading in any material respect.

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          ARTICLE IVA. - REPRESENTATIONS AND WARRANTIES OF THE LENDER

         The Lender hereby represents and warrants to the Borrower as follows:

SECTION 4A.01. ORGANIZATION AND STANDING.

         The Lender is two public liability companies, validly existing and in good standing under the laws of England and Wales.

SECTION 4A.02. AUTHORIZATION AND PERFORMANCE OF THIS AGREEMENT.

         The Lender has duly authorized the execution and delivery of this Agreement and each other agreement or instrument which the Lender is required to deliver in connection therewith (collectively, the "Lender Transaction Documents"), and the transactions contemplated hereby and thereby. The Lender has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

SECTION 4A.03. INVESTMENT REPRESENTATIONS.

         (a) The Lender is purchasing the Debentures for its own account without a view to any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), subject, nevertheless, to any requirements of law that the disposition of its property shall at all times be within its control. The Lender represents that it is an "Accredited Investor," as that term is defined under Rule 502 under the Securities Act. The Lender acknowledges that the Borrower is selling the Debentures in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act, and that the Debentures may only be transferred if registered under the Securities Act or pursuant to an exemption from such registration requirements. The Lender understands that until the holding period requirement is met, Rule 144 promulgated under the Securities Act is not available with respect to the sale of the Registrable Securities, and that absent registration of the Debentures or the Registrable Securities under the Securities Act, compliance with an applicable exemption under the Securities Act is required for any public sale of the Debentures or the Registrable Securities.

         (b) The Lender acknowledges that each certificate representing Debentures shall bear a legend substantially in the following form:

         "This Debenture has not been registered under the Securities Act of 1933, as amended ("Act"), or applicable state securities laws ("State Acts"), and shall not be offered, sold, pledged, hypothecated, or otherwise transferred, unless such transfer is made in compliance with the Act and the State Acts."

                 ARTICLE V. - AFFIRMATIVE COVENANTS OF BORROWER

         So long as any part of the Debentures remains unpaid or has not been redeemed or converted hereunder, and until such payment, redemption or conversion in full, unless the Lender shall otherwise consent in writing, Borrower agrees that:

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SECTION 5.01 FINANCIAL STATEMENTS, REPORTS AND DOCUMENTS.

         (a) Borrower shall accurately and fairly maintain its books of account in accordance with GAAP and retain the firm of Moore Stephens, P.C. as its independent certified public accountants to make annual audits of its accounts in accordance with generally accepted auditing standards. Any replacement firm shall be approved by the Lender.

         (b) Borrower shall provide the following reports and information to
Lender:

                  (i) As soon as publicly available, and in any event within forty-five (45) days after the close of each fiscal quarter, or as such deadline may be extended under applicable SEC rules, Borrower's quarterly reports on Form 10-Q with exhibits. As soon as publicly available, Borrower's reports on Form 8-K with any exhibits.

                  (ii) As soon as publicly available, and in any event within ninety (90) days after the close of each fiscal year, or as such deadline may be extended under applicable SEC rules, Borrower's annual report on Form 10-K, with exhibits.

                  (iii) Each fiscal quarter, concurrent with the Form 10-Q required above, a certificate executed by the Chief Financial Officer or Chief Executive Officer of Borrower (A) stating that a review of the activities of Borrower during such fiscal period has been made under his supervision and that Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and is not in Default under any of the same or, if any such Default shall have occurred, specifying the nature and status thereof, and
(B) stating that Borrower and the Subsidiaries are in compliance as of the end of such fiscal quarter with the agreed minimum financial ratios and standards set forth in Schedule 7.01 to this Agreement.

                  (iv) Promptly (but in any event within ten (10) business days) upon becoming aware of the existence of any condition or event which constitutes a Default or which, with notice or the passage of time or both would become a Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

                  (v) Promptly (but in any event within ten (10) business days) upon the receipt thereof by Borrower or the Board of Directors of Borrower, copies of all reports, all management letters and other detailed information submitted to Borrower or the Board by independent accountants in connection with each annual or interim audit or review of the accounts or affairs of Borrower made by such accountants.

                  (vi) Promptly (but in any event within ten (10) business days), such other information relating to the finances, budgets, properties, business and affairs of Borrower and each Subsidiary, as the Lender or the Agent may reasonably request from time to time.

                  (vii) Promptly upon its becoming available, one copy of each financial statement, report, press release, notice or proxy statement sent by Borrower to stockholders generally, and of each regular or periodic report, registration statement or prospectus filed by Borrower with any securities exchange or the SEC or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which Borrower is a party.

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                  (viii) Concurrent with Borrower's timely filing and delivery of its Form 10-Q SB upon the close of each fiscal quarter, a report setting forth the number of stock options, and their respective prices and terms, issued during such quarter and cumulatively.

SECTION 5.02 PREPARATION OF BUDGETS.

         (a) Prior to the beginning of Borrower's fiscal year Borrower agrees to prepare and submit to the Board and furnish to Lender a copy of an annual plan for such year which shall include, without limitation, plans for expansion, if any, plans for incurrences of Indebtedness and projections regarding other sources of funds, quarterly projected capital and operating expense budgets, cash flow statements, profit and loss statements and balance sheet projections, itemized in such detail as the Board may request.

         (b) Borrower shall furnish to the Lender monthly financial reports, including budgets (as currently used by management in the conduct of business) within 30 days of the end of each month thereafter.

         (c) Borrower agrees that it will review its operations with Agent. Such operations reviews will be in such depth and detail as Agent shall reasonably request and will be held as reasonably necessary, generally once a fiscal quarter.

SECTION 5.03 PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

         Borrower shall, and shall cause its Subsidiaries to, pay and discharge
(i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, will give rise to a Lien upon any of its property, other than a Permitted Lien, and (iii) all of its other Indebtedness in accordance with their respective terms, except as prohibited hereunder; provided, however, that Borrower and its Subsidiaries, if any, shall not be required to pay any such tax, assessment, charge, levy or other claim if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and reserves therefor have been established in accordance with GAAP.

SECTION 5.04 MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS.

         Subject to Section 6.13, Borrower shall, and shall cause its operating Subsidiaries to, preserve and maintain their respective corporate existence and all of their respective material rights and privileges necessary in the normal conduct of their respective businesses, and to conduct their respective businesses in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority. Borrower shall keep its principal place of business within the United States.

SECTION 5.05 SEC FILINGS.

         So long as Borrower has a class of securities registered pursuant to
Section 12 of the 1934 Act, Borrower shall duly file, when due, all reports and proxy statements required of a company whose securities are registered for public trading under and pursuant to the 1934 Act and any rules and regulations issued thereunder.

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SECTION 5.06 NOTICE.

         Borrower shall promptly notify the Lender of (i) any Material Adverse Change, (ii) any default under any other Indebtedness having an aggregate principal amount in excess of $50,000, material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness having an aggregate principal amount in excess of $50,000, if any, (iii) any material adverse claim against or affecting Borrower or its Subsidiaries, if any, or any of its properties, and (iv) the commencement of, and any determination in, any material litigation with any third party or any proceeding before any Governmental Authority.

SECTION 5.07 COMPLIANCE WITH LOAN DOCUMENTS.

         Borrower shall, and shall cause its Subsidiaries to, promptly comply with any and all covenants and provisions of the Loan Documents.

SECTION 5.08 COMPLIANCE WITH MATERIAL AGREEMENTS.

         Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

SECTION 5.09 OPERATIONS AND PROPERTIES.

         Borrower shall, and shall cause each of its Subsidiaries to, act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments. Borrower shall, and shall cause each of its Subsidiaries to, keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

SECTION 5.10 BOOKS AND RECORDS; ACCESS.

         Borrower shall, and shall cause each of its Subsidiaries to, maintain complete and accurate books and records of its transactions in accordance with good accounting practices. Borrower shall give each duly authorized representative of the Lender access during all normal business hours, upon reasonable notice, to, and shall permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Borrower and its Subsidiaries and relating to its affairs, and to inspect any of the properties of Borrower and its Subsidiaries; provided that the Lender agrees that any such inspection will be performed so as not to interfere with Borrower's normal business operations. Borrower shall make a copy of this Agreement, along with any waivers, consents, modifications or amendments, available for review at its principal office by the Lender or the Lender's representatives.

SECTION 5.11 COMPLIANCE WITH LAW.

         Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations, ordinances and all orders and decrees of any Governmental Authority applicable to it or any of its properties, businesses or operations.

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SECTION 5.12 INSURANCE.

         Borrower shall, and shall cause each of its Subsidiaries to, maintain such worker's compensation insurance, liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies of similar size engaged in similar businesses.

SECTION 5.13 AUTHORIZATIONS AND APPROVALS.

         Borrower shall, and shall cause each of its Subsidiaries to, promptly obtain, from time to time and at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

SECTION 5.14 ERISA COMPLIANCE.

         Borrower shall, at all times,(i) make prompt payment of all contributions required under all Plans, if any, and shall meet the minimum funding standards set forth in ERISA with respect to its Plans subject to ERISA, if any, (ii) notify the Lender immediately of any fact in connection with any of its Plans, which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment, by the appropriate United States District Court, of a trustee to administer such Plan, together with a statement, if requested by the Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto, and (iii) furnish to the Lender, upon its request, such additional information concerning any of its Plans as may be reasonably requested.

SECTION 5.15 FURTHER ASSURANCES.

         Borrower shall, and shall cause each of its Subsidiaries to, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings, transfers, assignments or other assurances, and take any and all such other action as the Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, or the obligations of Borrower or its Subsidiaries, if any, thereunder, which the Lender may request from time to time.

SECTION 5.16 INDEMNITY BY BORROWER.

         Borrower shall indemnify, save and hold harmless the Lender and its directors, officers, lenders, attorneys and employees (the "Indemnitee") from and against (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee if the claim, demand, action or cause of action, directly or indirectly, relates to this Agreement and the other Loan Documents issued pursuant thereto, the use of proceeds of the Loans, or the relationship of Borrower and the Lender under this Agreement or any transaction contemplated pursuant to this Agreement, (ii) any administrative or investigative proceeding by any Governmental Authority, directly or indirectly, related to a claim, demand, action or cause of action described in clause (i) above, and (iii) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and disbursements) that any Indemnitee suffers or incurs as a result of any of the foregoing; PROVIDED, HOWEVER, that Borrower shall have no obligation under this Section 5.16 to the

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Lender with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Lender or its assignees or the breach by Lender or its assignees of this Agreement or any other Loan Document or other document executed in connection with any of the aforesaid, the breach by the Lender or its assignees of any intercreditor or participation agreement or commitment with other parties, the violation or alleged violation of any law, rule or regulation by the Lender or its assignees, or from the transfer or disposition by the Lender of any Debentures or the Common Stock issued upon conversion of the Debentures. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section except to the extent such failure prejudices Borrower's right or ability to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. In the event that such Indemnitee's failure to properly notify Borrower materially prejudices Borrower's right or ability to participate in the contest of such claim, demand action or cause of action, then said Indemnitee shall have no right to receive, and Borrower shall have no obligation to pay, any indemnification amounts hereunder. Borrower may elect to defend any such claim, demand, action or cause of action (at its own expense) asserted against said Indemnitee and, if requested by Borrower in writing and so long as no Default or Event of Default shall have occurred and be continuing, such Indemnitee (at Borrower's expense) shall, in good faith, contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable, for payment to or on behalf of an Indemnitee hereunder, shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's written concurrence thereto. In the event that said Indemnitee fails to obtain Borrower's prior written consent to any such settlement or compromise, said Indemnitee shall have no right to receive, and Borrower shall have no obligation to pay, any indemnification amounts hereunder. Each Indemnitee may employ counsel, which counsel shall be reasonably acceptable to Borrower, in enforcing its rights hereunder and in defending against any claim, demand, action or cause of action covered by this Section 5.16; PROVIDED, HOWEVER, that each Indemnitee shall endeavor in connection with any matter covered by this Section 5.16 which also involves any other Indemnitee, use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees, including allowing Borrower to select one lawyer for all parties, such selection to be subject to the approval of such parties, which approval shall not be unreasonably withheld. Any obligation or liability of Borrower to any Indemnitee under this Section 5.16 shall survive the expiration or termination of this Agreement and the repayment of the Debentures.

SECTION 5.17 RESERVATION OF SHARES; SHAREHOLDER APPROVAL.

         Borrower shall, at all times, reserve and keep available sufficient authorized and unissued shares of Common Stock to effect the conversion of the Debentures.

SECTION 5.18 OWNERSHIP OF SUBSIDIARIES.

         Borrower shall own, at all times, all of the capital stock of, or other equity interests in, the Subsidiaries, except as disclosed on Schedule 5.18.

SECTION 5.19 RETENTION OF STOCK OWNERSHIP.

         John Roblin, Maryanne Gallagher, Frank Orzell and Ann Massey will execute and deliver Lock-Up Agreements at the Loan Closing which shall provide that they will not offer, sell or otherwise dispose

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of the shares of Common Stock beneficially owned or controlled by them
(including subsequently acquired shares or securities exercisable or convertible into shares) for a period of twelve (12) months following the Loan Closing other than as set forth therein. Thereafter, each such person shall only sell such shares pursuant to Rule 144, without the consent of the Lender, until the Debentures has been paid in full.

SECTION 5.20 SUBSEQUENTLY FORMED SUBSIDIARIES.

         Borrower shall cause all subsequently-formed Subsidiaries to execute the Subsidiaries' Guaranty and Subsidiary Security Agreement referenced in
Section 3.01(c).

                  ARTICLE VI. - NEGATIVE COVENANTS OF BORROWER

         So long as any part of the Debentures has not been redeemed or converted hereunder, and until such redemption or conversion in full, unless the Lender shall otherwise consent in writing, Borrower agrees that:

SECTION 6.01 LIMITATION ON INDEBTEDNESS.

         At Loan Closing, Borrower and its Subsidiaries shall not have any outstanding Indebtedness, except Indebtedness arising under this Agreement, the Debentures, the Guaranties, or Permitted Indebtedness. Borrower and its Subsidiaries will not incur or guarantee any Indebtedness senior to or PARI PASSU with the Debentures, without the consent of the Lender, except for Asset-Backed Acquisition or Operations Indebtedness.

SECTION 6.02 LIMITATION ON LIENS.

         Borrower shall not, and shall not permit its Subsidiaries to, create, cause, incur, permit or suffer to exist any Lien upon any of its properties or assets, other than Permitted Liens.

SECTION 6.03 LIMITATION ON INVESTMENTS.

         Borrower shall not, and shall not permit its Subsidiaries to, make or have outstanding any Investments in any Person, except for Borrower's or any Subsidiary's acquisition or ownership of stock of or other equity interests in Subsidiaries (including Persons that will be Subsidiaries after giving effect to such Investments), loans and other transactions between Borrower and any Subsidiaries, short term bank deposits, money market investments, investment-grade commercial paper, government securities and such other "cash equivalent" investments as the Lender may, from time to time, approve, and customer obligations and receivables arising out of sales or leases made or the rendering of services in the ordinary course of business.

SECTION 6.04 ALTERATION OF MATERIAL AGREEMENTS.

         Borrower shall not, and shall not permit its Subsidiaries to, consent to or permit any material alteration, amendment, modification, release, waiver or termination of any Senior Documentation or material agreement to which it is a party, other than in the ordinary course of business.

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SECTION 6.05 TRANSACTIONS WITH AFFILIATES.

         Except as disclosed in Schedule 6.05, Borrower shall not, and shall not permit its Subsidiaries to, enter into any transaction not in the ordinary course of business with, or pay any management fees to, any Affiliate, except for intercompany transactions, unless the terms thereof (i) are no less favorable to Borrower or such Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate, or (ii) if such transaction involves an amount less than $60,000, are set forth in writing and have been approved by a majority of the members of the Board of Directors having no personal stake in the transaction. Notwithstanding the foregoing, Borrower may grant options to employees or directors if otherwise permitted under this Agreement.

SECTION 6.06 LIMITATIONS ON ACQUISITION OF NONRELATED BUSINESS.

         Borrower shall not, and shall not permit its Subsidiaries to, engage in any line of business, or acquire any new product lines or business, or acquire any companies unless such new product line or business acquired is primarily involved in, or substantially similar or related to, Borrower's current lines of business or extensions thereof.

SECTION 6.07 LIMITATION ON SALE OF PROPERTIES.

         Borrower shall not, and shall not permit its Subsidiaries to, (i) sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business (including the capital stock of its operating Subsidiaries), whether now owned or hereafter acquired, without the consent of the Lender, except in the ordinary course of business, or (ii) sell, assign or discount any accounts receivable, except in the ordinary course of business (which shall include receivable financing or securitization).

SECTION 6.08 FISCAL YEAR AND ACCOUNTING METHOD.

         Borrower shall not, and shall not permit its Subsidiaries to, change its fiscal year or method of accounting, except as permitted by GAAP.

SECTION 6.09 LIQUIDATION.

         Borrower shall not, and shall not permit its Subsidiaries to, (i) dissolve or liquidate (except for dissolution or liquidation of inactive Subsidiaries in the ordinary course of business), or (ii) enter into any other transaction that has a similar effect.

SECTION 6.10 MATERIAL AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

         Borrower shall not, and shall not permit its Subsidiaries to, amend its Certificate or Articles of Incorporation (or other charter document) or bylaws in any material respect.

SECTION 6.11 EXECUTIVE COMPENSATION.

         (a) Borrower will not increase the salary, bonus, or other compensation programs (whether in cash, securities or other property, and whether payment is deferred or current) of its chief executive officer and chief financial officer, unless such compensation increase is approved by a majority of the

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Board or a Compensation Committee of the Board, a majority of whom shall be nonemployee Directors. Compensation to other senior executive officers, including division managers, shall be consistent with the policies of the Compensation Committee.

         (b) Borrower shall not implement any bonus, profit sharing or other incentive plans for its executive officers, until such plans are formally adopted by the majority of the Board or a Compensation Committee of the Board, a majority of whom shall be nonemployee Directors. Borrower's executive compensation shall be consistent with the general compensation policies adopted by the Compensation Committee of the Board.

SECTION 6.12 RESTRICTED PAYMENTS.

         Borrower shall not (i) without the consent of the Lender, declare or pay any Dividend (other than stock dividends) or make any other cash distribution on any Common Stock or any Preferred Stock, (ii) purchase, redeem or otherwise acquire any shares of Common Stock or any shares of Preferred Stock, without the consent of the Lender, (iii) make any payments of Indebtedness (other than trade payables) which are PARI PASSU or subordinated to the Debentures, if at the time of such payment, Borrower is in Default with respect to the Loan, or (iv) make any prepayments of Indebtedness (other than trade payables) which are PARI PASSU or subordinated to the Debentures, unless the Debentures is prepaid on a PRO RATA basis. Borrower shall not permit its Subsidiaries to enter into any agreements restricting the payment of dividends from the Subsidiaries to Borrower, without the consent of the Lender.

SECTION 6.13 CONSOLIDATION OR MERGER.

         Borrower shall not consolidate with or merge into any other corporation, unless the surviving corporation, after such merger or consolidation, will not be in Default and the surviving corporation becomes a party to this Agreement. Subsidiaries shall only consolidate with or merge into Borrower or another Subsidiary; provided, however, that a Subsidiary may merge or consolidate with any other entity as long as such Subsidiary is the surviving corporation of such merger or consolidation, and Borrower is not in Default.

         ARTICLE VII. - COVENANTS OF MAINTENANCE OF FINANCIAL STANDARDS

SECTION 7.01 FINANCIAL RATIOS.

         So long as any of the Debentures has not been redeemed or converted hereunder, and until such redemption or conversion has been made in full, or unless the Lender shall otherwise consent in writing, Borrower, on a consolidated basis, shall be in compliance with the agreed minimum financial ratios and standards provided in Schedule 7.01, as of the end of each fiscal quarter of Borrower and as set forth in its most recent quarterly compliance certificates delivered pursuant to Section 5.01.

                       ARTICLE VIII. - EVENTS OF DEFAULT

SECTION 8.01 EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

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         (a) Borrower shall fail to pay within five (5) days after it becomes due (or shall state in writing an intention not to pay or its inability to pay) any installment of interest on or principal of, any Debentures, or Borrower shall fail to pay any fee, expense or other payment required hereunder within thirty (30) days after receipt of invoice;

         (b) Any representation or warranty made under this Agreement, or any of the other Loan Documents, or in any certificate or statement furnished or made to Agent pursuant hereto or in connection herewith or with the Loans hereunder, or in any Subsidiary Document shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty was made;

         (c) Default shall occur in the performance of any of the covenants or agreements of Borrower or of its Subsidiaries contained herein, or in any of the other Loan Documents or in any Subsidiary Document if such Default is not cured within 30 days after written notice of such Default from Lender to Borrower;

         (d) Default shall occur in the payment of any other Indebtedness having an aggregate principal amount in excess of $50,000, or nonmonetary default shall occur in respect of any note, loan agreement or credit agreement relating to any Indebtedness having an aggregate principal amount in excess of $50,000, and such default continues for more than the period of grace, if any, specified therein or any Indebtedness having an aggregate principal amount in excess of $50,000, shall become due before its stated maturity by acceleration of the maturity, or any indebtedness having an aggregate principal amount in excess of $50,000, shall become due by its terms and shall not be promptly paid or extended;

         (e) Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against Borrower in accordance with the respective terms, or shall, in any way, be terminated or become or be declared by any court or by Borrower or any Subsidiary in any legal proceeding to be ineffective or inoperative, or shall in any way whatsoever cease to give or provide the respective rights, titles, interests, remedies, powers or privileges stated therein to be created thereby;

         (f) Borrower or its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself, or of all or substantially all of such Person's assets, (ii) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due or generally not pay such Person's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

         (g) An involuntary petition or complaint shall be filed against Borrower or any of its Subsidiaries seeking bankruptcy or reorganization of such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of such Person's assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower or its subsidiary or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets;

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         (h) Any final judgment(s) for the payment of money in excess of the sum of $50,000 in the aggregate shall be rendered against Borrower or any Subsidiary and such judgment or judgments shall not be satisfied or discharged prior to the date on which any of its assets could be lawfully sold to satisfy such judgment; or

         (i) Borrower shall fail to issue and deliver shares of Common Stock as provided herein upon conversion of the Debentures.

SECTION 8.02 REMEDIES UPON EVENT OF DEFAULT.

         (a) If an Event of Default shall have occurred and be continuing, then the Lender may exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as the Lender in its sole discretion may deem necessary or appropriate:

                  (i) declare the unpaid Principal Amount (after application of any payments or installments received by the Lender) of, and all interest then accrued but unpaid on, the Debentures and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Debentures to the contrary notwithstanding;

                  (ii)  reduce any claim to judgment; and

                  (iii) without notice of default or demand, pursue and enforce any of the Lender's rights and remedies under the Loan Documents and the Subsidiary Documents, or otherwise provided under or pursuant to any applicable law or agreement, all of which rights may be specifically enforced.

         (b) In the event of a Default by Borrower under Article VI, the Lender may, in its sole discretion, (i) waive compliance with the covenants, provided Borrower is in compliance with Section 7.01 hereof; or (ii) require Borrower to redeem the Debentures at the higher of market value or the unpaid principal amount of the Debentures, together with an amount equal to an 18% annual yield on the principal amount from the date hereof through the Redemption Date, whichever is greater (calculated after giving effect to any and al payments made by Borrower to Lender under the Debenture).

SECTION 8.03 PERFORMANCE BY THE LENDER.

         Should Borrower or any Subsidiary fail to perform any covenant, duty or agreement contained herein or in any of the other Loan Documents or in any Subsidiary Document, Lender or Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender or Agent, promptly pay any amount reasonably expended by Lender or Agent in such performance or attempted performance to Lender or Agent at its principal office, together with interest thereon, at the interest rate specified in the Debentures, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender or Agent assumes no liability or responsibility for the performance of any duties of Borrower or any Subsidiary hereunder or under any of the other Loan Documents or under any Subsidiary Document.

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SECTION 8.04 PAYMENT OF EXPENSES INCURRED BY THE LENDER.

         Upon the occurrence of a Default or an Event of Default, which occurrence is not cured within the notice provisions, if any, provided herein, Borrower agrees to pay and shall pay all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Lender or Agent in connection with the preservation and enforcement of the Lender's rights under this Agreement, the Debentures or any other Loan Document.

                       ARTICLE IX. - REGISTRATION RIGHTS

SECTION 9.01 DEMAND REGISTRATION.

         (a) Borrower hereby agrees to register all or any portion of the Registrable Securities on one occasion if, and only if, it shall receive a written request from a Holder or Holders (the "Initiating Holder") that Borrower file a registration statement under the 1933 Act covering the registration of at least 25% of the Registrable Securities then outstanding. Borrower shall, within 20 days of its receipt thereof, give written notice of such request to all Holders of record of Registrable Securities. The Holders of said Registrable Securities shall then have 15 days from the date of mailing of such notice by Borrower to request that all or a portion of their respective Registrable Securities be included in said registration.

         (b) If the Holders intend to distribute the Registrable Securities covered by their request by means of a firm underwriting, they shall so advise Borrower as a part of their request made pursuant to this Agreement, and Borrower shall include such information in the written notice to the other Holders of Registrable Securities referred to in Section 9.01(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by Borrower, the underwriter, the Initiating Holder and such Holder) is limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Borrower as provided in Section 9.04(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by mutual agreement of Borrower and the Initiating Holder, which agreement shall not be unreasonably withheld. Notwithstanding any other provision of this Section 9.01, if the underwriter advises the Initiating Holder and Borrower in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holder shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated on a pro rata basis among all Holders that have requested to participate in such registration. The rights of the Holders shall be PARI PASSU to those of any other Persons previously granted demand registration rights and senior to those of any other Person subsequently granted demand registration rights.

         (c) Each such registration shall remain effective for a period of 180 days. Notwithstanding the foregoing, if the Holders' elect not to sell all or any portion of the Registrable Securities pursuant to a demand registration which has become effective, such demand registration right shall nonetheless be deemed satisfied.

         (d) If, after a registration statement becomes effective, Borrower advises the Holders that the registration statement is required to be amended under applicable federal securities laws, the Holders shall suspend any further sales of their Registrable Securities, until the Company advises them that the

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registration statement has been amended, but not more than thirty (30) days. The
180-day time period referred to in subsection (c) during which the registration statement must be kept current after its effective date shall be extended for an additional number of business days equal to the number of business days during which the right to sell the Registrable Securities was suspended pursuant to the preceding sentence.

         (e) No demand for registration may be made for a one hundred eighty
(180)-day period following completion of another underwritten offering of Borrower's equity securities.

SECTION 9.02 "PIGGY-BACK" REGISTRATION.

         If Borrower proposes to register any of its capital stock under the 1933 Act in connection with the public offering of such securities for its own account or for the account of its security holders, other than Holders of Registrable Securities pursuant hereto (a "Piggy-Back Registration Statement"), except for (i) a registration relating solely to the sale of securities to participants in Borrower's stock or stock option plans or employee benefit plans or (ii) a registration relating solely to a transaction for which Form S-4 may be used, then:

         (a) Borrower shall give written notice of such determination to each Holder of Registrable Securities, and each such Holder shall have the right to request, by written notice given to Borrower within 15 days of the date that such written notice was mailed by Borrower to such Holder, that a specific number of Registrable Securities held by such Holder be included in the Piggy-Back Registration Statement (and related underwritten offering, if any) and the states in which such Registrable Securities are to be sold;

         (b) If the Piggy-Back Registration Statement relates to an underwritten offering, the notice given to each Holder shall specify the name or names of the managing underwriter or underwriters for such offering. In addition, such notice shall also specify the number of securities to be registered for the account of Borrower and for the account of its shareholders (other than the Holders of Registrable Securities), if any;

         (c) If the Piggy-Back Registration Statement relates to an underwritten offering, each Holder of Registrable Securities to be included therein must agree (i) to sell such Holder's Registrable Securities on the same basis as provided in the underwriting arrangement approved by Borrower, and (ii) to timely complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, lock-up agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the SEC or by any state securities regulatory body;

         (d) If the managing underwriter or underwriters for the underwritten offering under the Piggy-Back Registration Statement determines that inclusion of all or any portion of the Registrable Securities in such offering would materially adversely affect the ability of the underwriters for such offering to sell all of the securities requested to be included for sale in such offering at the best price obtainable therefor, the aggregate number of Registrable Securities that may be sold by the Holders shall be limited to such number of Registrable Securities, if any, that the managing underwriter or underwriters determine may be included therein without such adverse effect as provided below. If the number of securities proposed to be sold in such underwritten offering exceeds the number of securities that may be sold in such offering, there shall be included in the offering, first, up to the maximum number of securities to be sold by Borrower for its own account and for the account of other stockholders (other than

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Holders of Registrable Securities), as they may agree among themselves, and second, as to the balance, if any, Registrable Securities requested to be included therein by the Holders thereof (pro rata as between such Holders based upon the number of Registrable Securities initially proposed to be registered by each), or in such other proportions as the managing underwriter or underwriters for the offering may require; PROVIDED, HOWEVER, that in the event that the number of securities proposed to be sold in such underwritten offering exceeds the number of securities that may be sold in such offering pursuant to the terms and conditions set forth above and the Piggy-Back Registration Statement is a result of public offering by Borrower of its securities for its own account, there shall be included in the offering, first, up to the maximum number of securities to be sold by Borrower for its own account and second, as to the balance, if any, securities to be sold for the account of Borrower's stockholders (both the Holders of Registrable Securities requested and such other stockholders of Borrower requested to be included therein) on a PRO RATA basis;

         (e) Holders of Registrable Securities shall have the right to withdraw their Registrable Securities from the Piggy-Back Registration Statement, but if the same relates to an underwritten offering, they may only do so during the time period and on the terms agreed upon among the underwriters for such underwritten offering and the Holders of Registrable Securities;

         (f) The exercise of the registration rights of the Holders with respect to any specific underwritten offering shall be subject to a 90-day delay at the request of the managing underwriter;

         (g) All demand and piggy-back registration rights of the Holders shall terminate when all of the Registrable Securities Then Outstanding may be sold pursuant to Rule 144(k).

SECTION 9.03 SHELF REGISTRATION.

         Borrower shall file a "shelf" registration statement on Form S-3 under the 1933 Act (the "Shelf Registration") covering all of the Registrable Securities within 180 days of the date of the Debentures, or 60 days after the Borrower becomes eligible to use Form S-3, whichever is later, and Borrower shall use its best efforts to cause the Shelf Registration to be declared effective and to keep the Shelf Registration continuously effective until all of the Registrable Securities registered therein cease to be Registrable Securities. Notwithstanding anything to the contrary contained herein, if Borrower at any time becomes ineligible to use Form S-3, any failure to cause the Shelf Registration to be declared effective or to be kept effective shall not be a breach or violation of this Section 9.03. The securities shall cease to be Registrable Securities (a) when the Shelf Registration shall have become effective under the 1933 Act and such securities shall have been disposed of pursuant to the Shelf Registration, or (b) such securities shall have been sold as permitted by Rule 144 under the 1933 Act or the date on which the Registrable Securities may be sold pursuant to Rule 144(k), whichever is the first to occur. Borrower agrees, if necessary, to supplement or amend the Shelf Registration, as required by the registration form utilized by Borrower or by the instructions applicable to such registration form or by the 1933 Act, and Borrower agrees to furnish to the holders of the Registrable Securities copies of any such supplement or amendment prior to its being used.

SECTION 9.04 OBLIGATIONS OF BORROWER.

         Whenever required to effect the registration of any Registrable Securities pursuant to this Agreement, Borrower shall, as expeditiously as reasonably possible:

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         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, subject to the receipt of all required information from the Holders, and keep such registration statement effective until the sooner of all such Registrable Securities having been distributed, or until 180 days have elapsed since such registration statement became effective (subject to an extension of this period as provided below);

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement, or 180 days have elapsed since such registration statement became effective (subject to the extension of this period as provided below);

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

         (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Borrower shall not be required, in connection therewith or as a condition thereto, to qualify as a broker-dealer in any states or jurisdictions or to do business or to file a general consent to service of process in any such states or jurisdictions;

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form reasonably satisfactory to Borrower and the Holders of a majority of the Registrable Securities to be included in such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

         (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto and covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

         (g) In the event of the notification provided for in Section 9.04(f) above, Borrower shall use its best efforts to prepare and file with the SEC (and to provide copies thereof to the Holders) as soon as reasonably possible an amended prospectus complying with the 1933 Act, and the period during which the prospectus referred to in the notice provided for in Section 9.04(f) above cannot be used and the time period prior to the use of the amended prospectus referred to in this Section 9.04(g) shall not be counted in the 180 day period of this Section 9.04.

SECTION 9.05 FURNISH INFORMATION.

         (a) It shall be a condition precedent to the obligations of Borrower to take any action pursuant to this Article IX that the selling Holders shall furnish to Borrower any and all information reasonably requested by Borrower, its officers, directors, employees, counsel, agents or representatives,

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the underwriter or underwriters, if any, and the SEC or any other Governmental
Authority, including, but not limited to: (i) such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be required to effect the registration of their Registrable Securities; and (ii) the identity of and compensation to be paid to any proposed underwriter or broker-dealer to be employed in connection therewith.

         (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the 1933 Act, Borrower shall give the Holders of Registrable Securities on whose behalf such Registrable Securities are to be registered and their underwriters, if any, and their respective counsel and accountants, at such Holders' sole cost and expense (except as otherwise set forth herein), such access to copies of Borrower's records and documents and such opportunities to discuss the business of Borrower with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

SECTION 9.06 EXPENSES OF REGISTRATION.

         Except for a demand registration statement requested under Section 9.01(a) hereof, the cost of which shall be borne by the Holders participating in such registration, all expenses, other than underwriting discounts and commissions applicable to the Registrable Securities sold by selling Holders, incurred in connection with the registration of the Registrable Securities pursuant to this Article, including, without limitation, all registration, filing and qualification fees, printer's expenses, and accounting and legal fees and expenses of Borrower, shall be borne by Borrower; provided, however, selling Holders shall be responsible for all costs of their due diligence and legal counsel and other advisors in connection with a registration of Registrable Securities.

SECTION 9.07 INDEMNIFICATION REGARDING REGISTRATION RIGHTS.

         If any Registrable Securities are included in a registration statement under this Article:

         (a) To the extent permitted by law, Borrower will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities (joint or several) or any legal or other costs and expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action to which they may become subject under the 1933 Act, the 1934 Act or state law, insofar as such losses, claims, damages, costs, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact with respect to Borrower or its securities contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements therein; (ii) the omission or alleged omission to state therein a material fact with respect to Borrower or its securities required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by Borrower of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. Notwithstanding the foregoing, the indemnity agreement contained in this Section 9.07(a) shall not apply and Borrower shall not be liable (i) in any such case for any such loss, claim, damage, costs, expenses, liability or action to the extent that

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it arises out of or is based upon a Violation which occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder or its authorized agent, underwriter or controlling person, or (ii) for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of Borrower, which consent shall not be unreasonably withheld.

         (b) To the extent permitted by law, each Holder who participates in a registration pursuant to the terms and conditions of this Agreement shall indemnify and hold harmless Borrower, each of its directors and officers who have signed the registration statement, each Person, if any, who controls Borrower within the meaning of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law, each of Borrower's employees, agents, counsel and representatives, any underwriter and any other Holder selling securities in such registration statement, or any of its directors or officers, or any person who controls such Holder, against any losses, claims, damages, costs, expenses or liabilities (joint or several) to which Borrower or any such director, officer, controlling person, employee, agent, representative, underwriter or other such Holder, or director, officer or controlling person thereof, may become subject, under the 1933 Act, the 1934 Act or other federal or state law, only insofar as such losses, claims, damages, costs, expenses or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration. Each such Holder will indemnify any legal or other expenses reasonably incurred by Borrower or any such director, officer, employee, agent, representative, controlling person, underwriter or other Holder, or officer, director or any controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 9.07(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, costs, expenses, liability or action if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld.

         (c) Promptly after receipt by an indemnified party under this Section
9.07 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.07, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve the indemnifying party of its obligations under this Section 9.07, except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is materially prejudiced in its ability to defend such action solely as a result of the failure to give such notice.

         (d) If the indemnification provided for in this Section 9.07 is unavailable to an indemnified party under this Section in respect of any losses, claims, damages, costs, expenses, liabilities or actions referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims,

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damages, costs, expenses, liabilities or actions in such proportion as is appropriate to reflect the relative fault of Borrower, on the one hand and of the Holder, on the other, in connection with the Violation that resulted in such losses, claims, damages, costs, expenses, liabilities or actions. The relative fault of Borrower, on the one hand, and of the Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of the material fact or the omission to state a material fact relates to information supplied by Borrower or by the Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) Borrower, on the one hand, and the Holders, on the other, agree that it would not be just and equitable if contribution pursuant to this Section
9.07 were determined by a PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of losses, claims, damages, costs, expenses, liabilities and actions referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this
Section 9.07, neither Borrower nor the Holders shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public exceeds the amount of any damages which Borrower or each such Holder has otherwise been required to pay by reason of such Violation. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

SECTION 9.08 REPORTS UNDER THE 1934 ACT.

         So long as Borrower has a class of securities registered pursuant to
Section 12 of the 1934 Act, with a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Borrower to the public without registration or pursuant to a registration on Form S-3, if applicable, Borrower agrees to use its reasonable efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

         (b) File with the SEC, in a timely manner, all reports and other documents required of Borrower under the 1933 Act and the 1934 Act;

         (c) Use its best efforts to include all Common Stock covered by such registration statement on Nasdaq if the Common Stock is then quoted on Nasdaq; or list all Common Stock covered by such registration statement on such securities exchange on which any of the Common Stock is then listed; or, if the Common Stock is not then quoted on Nasdaq or listed on any national securities exchange, use its best efforts to have such Common Stock covered by such registration statement quoted on Nasdaq or, at the option of Borrower, listed on a national securities exchange if eligible for listing, PROVIDED, HOWEVER, that nothing contained herein shall require Borrower to have such Common Stock quoted on Nasdaq so long as Borrower remains ineligible to be listed on Nasdaq; and

         (d) Furnish to any Holder, so long as the Holder owns any Registrable Securities, (i) forthwith upon request, a copy of the most recent annual or quarterly report of Borrower and such other SEC reports and documents so filed by Borrower, and (ii) such other information (but not any opinion of

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counsel) as may be reasonably requested by any Holder seeking to avail himself of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

SECTION 9.09 ASSIGNMENT OF REGISTRATION RIGHTS.

         Subject to the terms and conditions of this Agreement, and the Debentures, the right to cause Borrower to register Registrable Securities pursuant to this Agreement may be assigned by Holder to any transferee or assignee of such securities; provided that (i) such transferee or assignee is a transferee or assignee of at least ten percent (10%) of the Registrable Securities, (ii) such transferee or assignee is not a Person who is a direct, material competitor of Borrower, (iii) Borrower is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and, (iv) such assignment shall be effective only if, immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act. Other than as set forth above, the parties hereto hereby agree that the registration rights hereunder shall not be transferable or assigned and any contemplated transfer or assignment in contravention of this Agreement shall be deemed null and void and of no effect whatsoever.

SECTION 9.10 OTHER MATTERS.

         (a) Each Holder of Registrable Securities hereby agrees by acquisition of such Registrable Securities that, with respect to each offering of the Registrable Securities, whether each Holder is offering such Registrable Securities in an underwritten or nonunderwritten offering, such Holder will comply with Regulation M or such other or additional anti-manipulation rules then in effect until such offering has been completed, and in respect of any nonunderwritten offering, in writing will inform Borrower, any other Holders who are selling shareholders, and any national securities exchange upon which the securities of Borrower are listed, that the Registrable Securities have been sold and will, upon Borrower's request, furnish the distribution list of the Registrable Securities. In addition, upon the request of Borrower, each Holder will supply Borrower with such documents and information as Borrower may reasonably request with respect to the subject matter set forth and described in this Section 9.10.

         (b) Each Holder of Registrable Securities hereby agrees by acquisition of such Registrable Securities that, upon receipt of any notice from Borrower of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference, untrue in any material respect or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference, in order to make the statements therein not misleading in any material respect, such Holder will forthwith discontinue disposition of Registrable Securities under the prospectus related to the applicable registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by Borrower that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus.

                        ARTICLE X. - BOARD OF DIRECTORS

SECTION 10.01 BOARD REPRESENTATION OR ATTENDANCE BY OBSERVER.

         (a) Unless Russell Cleveland or another designee of Agent shall already be a member of Borrower's Board of Directors through the invitation of Borrower or otherwise, in the event of a

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monetary Default under Section 8.01 hereof, the Agent shall have the right to designate one (1) member of the Board of Directors of Borrower, who shall be Russell Cleveland, as long as he is affiliated with Renaissance Group. Borrower will nominate and use its best efforts to secure the election of such designee(s) as Director(s) of Borrower. If neither Russell Cleveland nor another designee of Agent is serving as a member of Borrower's Board of Directors, the Agent shall have the right to designate an observer, who shall be entitled to attend and participate (but not vote) in all meetings of the Board of Directors and to receive all notices, reports, information, correspondence and communications sent by Borrower to members of the Board of Directors. All reasonable and appropriate costs and expenses for purposes of attendance at meetings of the Board of Directors by any such designated Director or observer, or by Agent on behalf of such Director or observer, shall be reimbursed by Borrower. All rights of Agent with respect to designating a member of the Board of Directors or an observer shall cease immediately upon the payment of all outstanding principal and interest under the Debentures. Upon such payment, any Agent-designated Board member shall resign from the Board immediately, provided the CEO of the Borrower requests such resignation in writing.

         (b) Any such Director or observer shall, if requested to do so, absent himself or herself from the meeting in the event of, and so long as, the Directors are considering and acting on matters pertaining to any rights or obligations of Borrower or the Lender under this Agreement, the Debentures, the other Loan Documents or the Subsidiary Documents.

SECTION 10.02 LIMITATION OF AUTHORITY OF PERSONS DESIGNATED AS A DIRECTOR
              NOMINEE.

         It is provided and agreed that the actions and advice of any person while serving pursuant to Section 10.01 as a Director or an observer at meetings of the Board of Directors shall be construed to be the actions and advice of that person alone and not be construed as actions of the Lender as to any notice of requirements or rights of Lender under this Agreement, the Debentures, the other Loan Documents or the Subsidiary Documents nor as actions of the Lender to approve modifications, consents, amendments or waivers thereof; and all such actions or notices shall be deemed actions or notices of the Lender only when duly provided in writing and given in accordance with the provisions of this Agreement.

SECTION 10.03 NONLIABILITY OF THE LENDER.

         The relationship between Borrower and the Lender is, and shall at all times remain, solely that of borrower and lender. The Lender neither undertakes nor assumes any responsibility or duty to Borrower to review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with any phase of Borrower's business, operations or condition, financial or otherwise. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or information supplied to Borrower by the Lender, or any representative or agent of the Lender, in connection with any such matter is for the protection of the Lender, and neither Borrower nor any third party is entitled to rely thereon.

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                        ARTICLE XI. - AGENCY PROVISIONS

SECTION 11.01     THE LENDER'S REPRESENTATIONS AND WARRANTIES TO AGENT.

         Lender represents and warrants to the Agent:

         (a) It is legal for it to make the Loan, and the making of such Loan complies with laws applicable to it;

         (b) It has made, its own independent review (including any desired investigations and inspections) of, and it accepts and approves, the Loan, this Agreement and the associated documents and all other matters and information which it deems pertinent. It acknowledges that the Loan Documents and the Subsidiary Documents are a complete statement of all understandings and respective rights and obligations between and among the Lender, Subsidiaries and Borrower regarding the Loan;

         (c) Lender has not made any express or implied representation or warranty to any other lender with respect to this transaction;

         (d) It will, independently and without reliance upon any other lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and will make such investigation as it deems necessary to inform itself as to the Loan, the Loan Documents, the Subsidiary Documents, Borrower and any collateral; PROVIDED, HOWEVER, nothing contained in this Section shall limit Agent's obligation to provide the Lender with the information and documents Agent is expressly required to deliver under this Agreement;

         (f) The Loan Documents executed by the Lender are valid and binding obligations of the Lender.

SECTION 11.02 WAIVER OF LOAN PROVISIONS OR INTEREST OR PRINCIPAL PAYMENTS.

         A waiver of an interest or principal payment, a declaration of a Default or any amendment, modification or waiver of this Agreement or the Debentures will require the consent of the Lender.

SECTION 11.03 AGENCY.

         (a) Lender hereby designates and appoints Renaissance Group as its Agent under this Agreement and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and the Subsidiary Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lender and does not assume, and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for Borrower. The Agent may perform any of its duties under this Agreement, or under the other Loan Documents or the Subsidiary Documents, by or through its agents or employees.

         (b) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, in the other Loan Documents or in the Subsidiary Documents. Except as expressly provided


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herein, the duties of the Agent shall be mechanical and administrative in nature. The Agent shall have, and may use, its sole discretion with respect to exercising or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement, the other Loan Documents and the Subsidiary Documents. The Agent shall not have, by reason of this Agreement, a fiduciary relationship with respect to the Lender. Nothing in this Agreement, any of the other Loan Documents or any of the Subsidiary Documents, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement, any of the other Loan Documents or any of the Subsidiary Documents except as expressly set forth herein or therein. If the Agent seeks the consent or approval of the Lender to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to the Lender. The Agent may employ agents, co-agents and attorneys-in-fact and shall not be responsible to the Lender or Borrower, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         (c) Neither the Agent nor any of its officers, directors, employees or agents shall be liable to the Lender for any action taken or omitted by it or any of them under this Agreement, any of the other Loan Documents or any of the Subsidiary Documents, or in connection herewith or therewith, except that no Person shall be relieved of any liability imposed by law, intentional tort or gross negligence. The Agent shall not be responsible to the Lender for any recitals, statements, representations or warranties contained in this Agreement or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement, any of the other Loan Documents or any of the Subsidiary Documents or any of the transactions contemplated thereby, or for the financial condition of Borrower or the Subsidiaries. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, any of the other Loan Documents or any of the Subsidiary Documents or the financial condition of Borrower, or the existence or possible existence of any Default or Event of Default. Agent shall give the Lender notice of any Default or Event of Default of which Agent has actual notice. The Agent may, at any time, request instructions from the Lender with respect to any actions or approvals which, by the terms of this Agreement, of any of the other Loan Documents or of any of the Subsidiary Documents, the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents or any of the Subsidiary Documents until it shall have received such instructions from the Lender. Without limiting the foregoing, the Lender shall not have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, any of the other Loan Documents or any of the Subsidiary Documents in accordance with the instructions of the Lender.

         (d) The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement, any of the other Loan Documents or any of the Subsidiary Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

         (e) To the extent that the Agent is not reimbursed and indemnified by Borrower, the Lender will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way

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relating to or arising out of this Agreement, any of the other Loan Documents, or any of the Subsidiary Documents or any action taken or omitted by the Agent under this Agreement, any of the other Loan Documents or any of the Subsidiary Documents. The obligations of the Lender under this indemnification provision shall survive the payment in full of the Loans and the termination of this Agreement.

SECTION 11.04 ACTION BY HOLDERS.

         Unless otherwise set forth herein, any approval, consent, waiver or action required or permitted by Lender herein shall be deemed to be on behalf of Lender representing at least a majority of the then-outstanding principal amount of the Debentures.

                          ARTICLE XII. - MISCELLANEOUS

SECTION 12.01 STRICT COMPLIANCE.

         Any waiver by the Lender of any breach or any term or condition of this Agreement, the other Loan Documents or the Subsidiary Documents shall not be deemed a waiver of any other breach, nor shall any failure to enforce any provision of this Agreement, the other Loan Documents or the Subsidiary Documents operate as a waiver of such provision or of any other provision, nor constitute nor be deemed a waiver or release of Borrower for anything arising out of, connected with or based upon this Agreement, the other Loan Documents or the Subsidiary Documents.

SECTION 12.02 WAIVERS AND MODIFICATIONS.

         All modifications, consents, amendments or waivers (herein "Waivers") of any provision of this Agreement, the Debentures, any other Loan Documents or any Subsidiary Documents, and any consent to departure therefrom, shall be effective only if the same shall be in writing by the Lender and then shall be effective only in the specific instance and for the purpose for which given. No notice or demand given, in any case, shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. No failure to exercise, and no delay in exercising, on the part of Agent or Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder, under the other Loan Documents and under the Subsidiary Documents shall be in addition to all other rights provided by law.

SECTION 12.03 LIMITATION ON LIABILITY.

         The duties, warranties, covenants and promises arising from the Loan Documents and the Subsidiary Documents of Lender or Agent to Borrower shall be several and not joint, and Borrower shall have no legal or equitable cause of action against Lender or Agent (or their successors or assigns) for any liability of the other (or its successors or assigns).

SECTION 12.04 CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS AND JURISDICTION.

         Any suit, action or proceeding against Borrower with respect to this Agreement or the Debentures or any judgment entered by any court in respect thereof, may be brought in the courts of the State of

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Texas, County of Dallas, or in the United States federal courts located in the
State of Texas, as Lender or Agent, in its sole discretion, may elect, and Borrower hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Texas may be brought upon, and Borrower hereby irrevocably appoints, CT Corporation System, Dallas, Texas, as its true and lawful attorney-in-fact in the name, place and stead of Borrower to accept such service of any and all such writs, process and summonses. Borrower hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Debentures brought in such courts, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

SECTION 12.05 INVALID PROVISIONS.

         If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event Borrower and Lender are unable to agree upon a provision to be added to the Loan Document within a period of ten (10) business days after a provision of the Loan Document is held to be illegal, invalid or unenforceable, then a provision acceptable to independent arbitrators, such to be selected in accordance with the provisions of the American Arbitration Association, as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

SECTION 12.06 MAXIMUM INTEREST RATE.

         (a) Regardless of any provision contained in any of the Loan Documents, Lender shall never be entitled to receive, collect or apply as interest on the Debentures any amount in excess of interest calculated at the Maximum Rate, and, in the event that Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, pro rate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Debentures; provided that, if the Debentures is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Debentures and, in such event, Lender shall not be subject to any

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penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

         (b) "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest permitted by applicable law on such day that, at any time or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Debentures under the laws which are presently in effect of the United States of America and the laws of any other jurisdiction which are or may be applicable to the holder of the Debentures and such Indebtedness or, to the extent permitted by law, under such applicable laws of the United States of America and the laws of any other jurisdiction which are or may be applicable to the holder of the Debentures and which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

SECTION 12.07 PARTICIPATIONS AND ASSIGNMENTS OF THE DEBENTURES.

         (a) Lender and the Agent shall have the right to enter into a participation agreement with any other party or its Affiliates with respect to the Debentures, or to sell all or any part of the Debentures, but any participation or sale shall not affect the rights and duties of Lender or the Agent hereunder vis-a-vis Borrower. In the event that all or any portion of the Loan shall be at any time, assigned, transferred or conveyed to other parties, any action, consent or waiver (except for compromise or extension of maturity), to be given or taken by Lender or the Agent hereunder (herein "Action"), shall be such action as taken by the holder of a majority in amount of the Principal Amount of the Debentures then outstanding, as such holder are recorded on the books of Borrower and represented by the Agent as described in subsection (b) below.

         (b) Assignment or sale of the Debentures shall be effective on the books of Borrower only upon (i) endorsement of the Debentures, or part thereof, to the proposed new holder, along with a current notation of the amount of payments or installments received and net Principal Amount yet unfunded or unpaid, and presentment of such Debentures to Borrower for issue of a replacement Debentures, in the name of the new holder; and (ii) delivery of an opinion of counsel, reasonably satisfactory to Borrower, that transfer shall not require registration or qualification under applicable state or federal securities laws.

         (c) The Debentures may be sold, transferred or assigned only to Affiliates of Lender or permitted transferees in multiples of $100,000.

SECTION 12.08 CONFIDENTIALITY.

         (a) All financial reports or information that are furnished to Lender or Holders, or their respective director designees or other representatives, pursuant to this Agreement or pursuant to the Debentures, the other Loan Documents or the Subsidiary Documents shall be treated as confidential and shall not be disclosed to any third parties without an appropriate confidentiality agreement, unless and to the extent that such information has been otherwise disclosed publicly to third parties or filed with the SEC by Borrower, but nothing herein contained shall limit or impair the Lender's or Holders' right to disclose such reports to any appropriate Governmental Authority, or to use such information to the extent pertinent to an evaluation of the Obligation, or to enforce compliance with the terms and conditions of this Agreement, or to take any lawful action which the Lender or Holders deem necessary to protect their respective interests under this Agreement.

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         (b) Lender and the Agent shall use their reasonable efforts to protect and preserve the confidentiality of such information, except for such disclosure as shall be required for compliance by Lender or its respective director designees with SEC reporting requirements or any administrative or judicial proceeding or otherwise as a matter of law. The provisions of Section 5.01 notwithstanding, Borrower may refuse to provide information as required pursuant thereto to an assignee or successor in interest to Lender, unless and until such assignee or successor shall have executed an agreement to maintain the confidentiality of the information as provided herein.

SECTION 12.09 BINDING EFFECT.

         The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; PROVIDED, HOWEVER, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

SECTION 12.10 NO THIRD PARTY BENEFICIARY.

         The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein, in the Debentures, in any other Loan Document or in any Subsidiary Document, no conduct by any or all of the parties hereto, before or after signing this Agreement, any other Loan Document nor any Subsidiary Document, shall be construed as creating any right, claim or cause of action against Lender, or any of its respective officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

SECTION 12.11 ENTIRETY.

         This Agreement and the Debentures, the other Loan Documents, the Subsidiary Documents and any other documents or instruments issued or entered into pursuant hereto and thereto contain the entire agreement between the parties and supersede all prior agreements and understandings, written or oral (if any), relating to the subject matter hereof and thereof.

SECTION 12.12 HEADINGS.

         Section headings are for convenience of reference only and, except as a means of identification of reference, shall in no way affect the interpretation of this Agreement.

SECTION 12.13 SURVIVAL.

         All representations and warranties made by Borrower herein shall survive delivery of the Debentures and the making of the Loans.

Agreement
--------------------------------------------------------------------------------

SECTION 12.14 MULTIPLE COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 12.15 KNOWLEDGE OF BORROWER.

         As used herein or in any of the other Loan Documents, all references to "Borrower's best knowledge" or "to the knowledge of Borrower" or words or phrases of similar import (whether or not modified by any additional phrase) shall in each case mean the knowledge of Borrower, the Subsidiaries or their respective executive officers. The current executive officers are John W. Roblin, Maryanne Gallagher, Frank Orzell and Ann Massey.

SECTION 12.16 NOTICES.

         Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, mailed by prepaid certified or registered mail or sent by overnight service, such as FedEx, or (ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

If to Borrower to:

Cover-All Technologies Inc.
18-01 Pollitt Drive
Fair Lawn, NJ 07410
Attn.:   John W. Roblin
         Chairman and CEO
Telephone:        (201) 794-4800
Facsimile:        (201) 475-9287

with a copy to:

Piper Marbury Rudnick & Wolfe LLP
1251 Avenue of the Americas
New York, New York 10021
Attn: Leonard Gubar, Esq.
Telephone:        (212) 835-6020
Facsimile:        (212) 835-6001

Agreement
--------------------------------------------------------------------------------

If to Lender to:

Renaissance US Growth & Income Trust PLC
c/o Renaissance Capital Group, Inc.
8080 North Central Expressway, Suite 210-LB59
Dallas, Texas 75206
Attn.:   John A. Schmit
         Vice President
Telephone:  (214) 891-8294
Facsimile:  (214) 891-8291

BFSUS Special Opportunities Trust PLC
c/o Renaissance Capital Group, Inc.
8080 North Central Expressway, Suite 210-LB59
Dallas, Texas 75206
Attn.:   John A. Schmit
         Vice President
Telephone:  (214) 891-8294
Facsimile:  (214) 891-8291

with a copy to:

Norman R. Miller, Esq.
Kirkpatrick & Lockhart LLP
1717 Main Street, Suite 3100
Dallas, Texas 75201
Telephone:  (214) 939-4906
Facsimile:  (214) 939-4949

If to Agent to:

Renaissance Capital Group, Inc.
8080 North Central Expressway, Suite 210-LB59
Dallas, Texas 75206
Attn.:   John A. Schmit
         Vice President
Telephone:  (214) 891-8294
Facsimile:  (214) 891-8291

Agreement
--------------------------------------------------------------------------------

with a copy to:

Norman R. Miller, Esq.
Kirkpatrick & Lockhart LLP
1717 Main Street, Suite 3100
Dallas, Texas 75201
Telephone:  (214) 939-4906
Facsimile:  (214) 939-4949

         Any notice delivered personally in the manner provided herein will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided herein will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is placed in the mail, or, if earlier, the time of actual receipt.

SECTION 12.17     GOVERNING LAW.

         THIS LOAN AGREEMENT HAS BEEN PREPARED, IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS LOAN AGREEMENT.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGE FOLLOWS.]

Agreement
--------------------------------------------------------------------------------

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered, as of the date and year first above written.


                                BORROWER:

                                COVER-ALL TECHNOLOGIES INC.


                                By:      /s/ John W. Roblin
                                         -----------------------------------
                                         John W. Roblin, Chairman and CEO

                                LENDER:

                                RENAISSANCE US GROWTH & INCOME TRUST
                                PLC


                                By:      /s/ Russell Cleveland
                                         -----------------------------------
                                Name:    Russell Cleveland
                                Title:   Director

                                BFSUS SPECIAL OPPORTUNITIES TRUST PLC


                                By:      /s/ Russell Cleveland
                                         -----------------------------------
                                Name:    Russell Cleveland
                                Title:   Director

                                AGENT:

                                RENAISSANCE CAPITAL GROUP, INC.


                                By:      /s/ Russell Cleveland
                                         -----------------------------------
                                Name:    Russell Cleveland
                                Title:   President and CEO

                     SCHEDULES TO CONVERTIBLE LOAN AGREEMENT


Schedule 2.08              Schedule of Brokers/Finders

Schedule 4.03              Schedule of Conflicts or Consents

Schedule 4.05              Schedule of Permitted Liens

Schedule 4.06              Schedule of Any Material Adverse Change

Schedule 4.08              Schedule of Material Agreements

Schedule 4.09              Schedule of Litigation

Schedule 4.10              Schedule of Unpaid Taxes

Schedule 4.11              Schedule of Capitalization

Schedule 4.13              Schedule of Employee Matters

Schedule 4.14              Schedule of Employee Benefit Plans

Schedule 4.15              Schedule of Compliance with Laws Matters

Schedule 4.16              Schedule of  Licenses and Permits

Schedule 4.17              Schedule of  Contracts

Schedule 4.18              Schedule of Shares Issuable upon Conversion

Schedule 4.19 Schedule of Agreements between Borrower and any of its officers, directors, and principal shareholders, including employment agreements

Schedule 4.20              Schedule of Subsidiaries

Schedule 4.21              Schedule of Casualties

Schedule 4.24              Schedule of Corporate Names

Schedule 4.25              Schedule of Insurance

Schedule 4.26              Schedule of Intellectual Property

Schedule 4.27              Schedule of Real Property

Schedule 4.28              Schedule of Environmental Matters

Schedule 5.18              Schedule of Ownership of Subsidiaries

Schedule 6.05              Schedule of Transactions with Affiliates

Schedule 7.01              Schedule of Financial Ratios

                                                                       Exhibit A

                                    AGREEMENT

         This Agreement is entered into as of the 29th day of June, 2001, by and between FINOVA MEZZANINE CAPITAL INC. ("LENDER"), a Tennessee corporation, formerly known as Sirrom Capital Corporation and successor by merger to Sirrom Investments, Inc., and COVER-ALL TECHNOLOGIES INC. ("COMPANY"), a Delaware corporation.

                                R E C I T A L S:

         WHEREAS, Lender and Company entered into that certain Debenture Purchase Agreement dated March 31, 1997 (the "PURCHASE AGREEMENT");

         WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, Company agreed to issue and sell to Lender, and Lender agreed to purchase from Company, 12.5% Convertible Debentures in the aggregate principal amount of $3,000,000.00;

         WHEREAS, Company executed that certain 12.5% Convertible Debenture Due March 31, 2002, dated March 31, 1997, in favor of Lender in the principal amount of $3,000,000.00 (the "DEBENTURE");

         WHEREAS, Lender has agreed to settle the Debenture at a discount and to release Company from its obligations under the Debenture and the Purchase Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                  1.       DEFINITIONS.

                           (a) As used herein, "CLAIMS" shall mean any and all
accounts, covenants, agreements, and obligations (other than those contained in this Agreement), and any and all claims, debts, liabilities, offsets, demands, costs, expenses, actions or causes of action of every nature, character and description, without limitation in law, equity or otherwise, of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising in contract or tort, or at law, in equity or pursuant to administrative rule or regulation.

                           (b) As used herein, "LENDER PARTIES" shall mean
Lender, its participants, predecessors, successors and assigns and its present and previous agents, attorneys, representatives, subsidiaries, affiliates, officers, directors, and each of them.

                  2. SETTLEMENT PAYMENT. Concurrently with the execution hereof, Company shall pay Lender the sum of $1,742,708.34 in cash via wire transfer in accordance with the wiring instructions provided by Lender (the "SETTLEMENT PAYMENT"). The Settlement Payment includes $1,650,000.00 in principal and $92,708.34 in accrued interest through June 29, 2001.

                  3. RELEASE OF LENDER. Company does hereby release, acquit and forever discharge the Lender Parties from any and all Claims that Company ever had, now has, or might hereafter have against such parties, for or by reason of any matter, cause or thing whatsoever occurring on or prior to the date hereof. Company agrees not to commence, join in or prosecute any suit or other proceeding in a position which is adverse to any Lender Party arising directly or indirectly from any matter released herein. Company represents and warrants that Company has not purported to transfer, assign or otherwise convey any interest in any matter released herein to any other person or entity and that Company's execution hereof does not require the consent of or notice to any third party. Company agrees to indemnify, defend (with counsel satisfactory to Lender) and hold the Lender Parties harmless against any and all loss, liability, claim or expense, including attorneys' fees, that the Lender Parties might incur as a result of any breach of this Agreement by Company or the assertion of any claim or defense by Company that should not have been raised by virtue of this Agreement.

                  4. RELEASE OF COMPANY. Lender does hereby release, acquit and forever discharge Company from any and all liability under the Debenture and the Purchase Agreement (subject to any provision in the Debenture and/or Purchase Agreement which by its terms states that it shall survive the termination and release thereof) and from any and all Claims that Company ever had, now has, or might hereafter have against such party, for or by reason of any matter, cause or thing whatsoever occurring on or prior to the date hereof. Lender agrees not to commence, join in or prosecute any suit or other proceeding in a position which is adverse to Company arising directly or indirectly from any matter released herein. Lender represents and warrants that it has not purported to transfer, assign or otherwise convey any interest in any matter released herein to any other person or entity and that Lender's execution hereof does not require the consent of or notice to any third party. Lender agrees to indemnify, defend (with counsel satisfactory to Company) and hold Company harmless against any and all loss, liability, claim or expense, including attorneys' fees, that Company might incur as a result of any breach of this Agreement by Lender or the assertion of any claim or defense by Lender that should not have been raised by virtue of this Agreement. Notwithstanding anything contained herein to the contrary, if the Settlement Payment or any portion thereof is avoided as an avoidable transfer or set aside for any reason whatsoever, the release, agreements and covenants contained in this SECTION 4 shall be void AB INITIO and of no force and effect and the indebtedness evidenced by the Debenture shall be immediately due and payable in full.

                  5. VOLUNTARY AGREEMENT. The parties hereto are represented by legal counsel of their choice, have investigated fully their alternatives to the execution and performance of this Agreement, are fully aware of the terms contained in this Agreement and have voluntarily and without coercion or duress of any kind entered into this Agreement.

                  6. FURTHER ASSURANCES. The parties hereto agree to execute and deliver, and to cause their respective counsel to execute and deliver, all such other instruments and documents, and to take all such other action as any party hereto may reasonably request from time to time without delay or the payment of further consideration, to effectuate the settlement of the Debenture and the other obligations provided for in this Agreement. The parties shall cooperate fully with each other and their respective counsel in connection with any actions required to be taken as part of their respective obligations under this Agreement.

                  7. RECITALS. The parties hereto warrant and represent that all the Recitals in this Agreement are true and correct in all respects.

                  8. TIME. Time is of the essence of this Agreement and each provision of this Agreement.


                  9. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement and understanding of the parties hereto concerning the subject matter hereof and supersedes and replaces all prior negotiations, proposed agreements, and all understandings, inducements or conditions, express or implied, either written or oral, which are not contained herein concerning the subject matter of this Agreement.

                  10. BINDING EFFECT. This Agreement will inure to the benefit of and bind the respective heirs, personal representatives, successors and permitted assigns of the parties hereto.

                  11. SEVERABILITY. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby, except as expressly provided elsewhere herein. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is legal, valid and enforceable.

                  12. AMENDMENT. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                  13. EXPENSES. In the event legal action is commenced to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover as an element of its costs of suit and not as damages, reasonable attorney's fees to be fixed by the court.

                  14. GOVERNING LAW. This Agreement will be interpreted and construed under the internal laws of the State of Tennessee, regardless of the domicile of any party.

                  15. CONSENT TO JURISDICTION. Lender and Company hereby irrevocably consent to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Agreement. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Lender agrees to the contrary in writing.

                  16. WAIVER OF JURY TRIAL. LENDER AND COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO A TRIAL BY JURY WITH REGARD TO ANY ACTIONS, PROCEEDINGS, CLAIMS OR

COUNTERCLAIMS, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, OF ANY TYPE OR NATURE WHATSOEVER ARISING UNDER OR CONCERNING THIS AGREEMENT.

                  17. COUNTERPART EXECUTION. This Agreement may be executed in counterparts via facsimile, each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract among the parties until such time as a counterpart of this document has been executed by each party to this Agreement.

                  18. HEADINGS. Paragraph or other headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

                  Dated as of the date stated above.

                                            LENDER:


                                            FINOVA MEZZANINE CAPITAL INC.


                                               By:
                                                     ---------------------------
                                                     ---------------------------

                                             Title:
                                                     ---------------------------


                                            COMPANY:


                                            COVER-ALL TECHNOLOGIES INC.


                                               By:
                                                     ---------------------------
                                                     ---------------------------

                                             Title:
                                                     ---------------------------